As filed with the Securities and Exchange Commission on June 21, 2006
                                       An Exhibit List can be found on page II-9
                                                     Registration No. 333-133958

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------
                               Amendment No. 1 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------


                          VERIDICOM INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

         Delaware                         7373                   95-2577731
(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of Incorporation or         Classification Code Number)  Identification No.)
       Organization)

                                 21 Water Street
                           Vancouver BC Canada V6B 1A1
                                 (604) 696 0633
        (Address and telephone number of principal executive offices and principal place of business)

                       Paul Mann, Chief Executive Officer
                          Veridicom International, Inc.
                                 21 Water Street
                           Vancouver BC Canada V6B 1A1
                                 (604) 696 0633
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                 Marc Ross, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
   Title of each class of        Number of Shares       Proposed          Proposed           Amount of
 securities to be registered     to be registered       maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                         share
------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par                10,000,000     $0.0465(1)             $465,000               $49.76
value
------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par                22,500,000      $0.20(2)            $4,500,000              $481.50
value issuable upon exercise
of Warrants
------------------------------------------------------------------------------------------------------------
                        Total           32,500,000                                                  $531.26
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 5, 2006, which was $0.0465 per share.

(2) Calculated in accordance with Rule 457(g)(1).

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED June 21, 2006


                          VERIDICOM INTERNATIONAL, INC.
                              32,500,000 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 32,500,000 shares of our common stock, including up to 22,500,000 issuable upon the exercise of common stock purchase warrants. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "VRDI.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 5, 2006, was $0.075.

      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2006.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Veridicom International, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                          VERIDICOM INTERNATIONAL, INC.

      We have five subsidiaries: (i) Esstec, Inc., (ii) Essential Tec Pakistan (Private) Limited, (iii) Veridicom Inc., (iv) Cavio Corporation and (v) Veridicom International (Canada) Inc.

      Esstec, Inc. is a professional services company that focuses on e-commerce initiatives, interactive multimedia, and mobile software applications for clients in various industries, including the telecommunications and entertainment industries.

      Pakistan Ltd. was incorporated on April 19, 2000 to establish the business of software development for the international markets and to export software and technology. Esstec, Inc. owns approximately 63.4% of Pakistan Ltd.

      Veridicom Inc. designs, manufactures and delivers hardware and software products that enable strong authentication solutions based on fingerprint biometrics. Veridicom Inc. markets a complete fingerprint biometrics platform on which applications can be built.

      Cavio Corporation produces technology tools designed to protect users from fraud, misrepresentation, security and privacy issues by allowing users to biometrically authenticate themselves to secure control access and confirm identity across a number of industries.

      Veridicom International (Canada) Inc. was formed to be our Canadian operating company.

      For the year ended December 31, 2005, we generated $392,734 in revenue and a net loss of $8,338,953. As a result of a working capital deficiency and significant operating losses from operations, our auditors, in their report dated April 14, 2006, have expressed substantial doubt about out ability to continue as a going concern.

      Our executive offices are located at 21 Water Street, Vancouver BC, Canada V6B 1A1, and our telephone number is (604) 696-0633. We are a Delaware corporation.

The Offering

Common stock offered by selling
stockholders.............................. 32,500,000 shares, including
                                           22,500,000 shares of common stock
                                           issuable upon the exercise of common
                                           stock purchase warrants at an
                                           exercise price of $0.20 per share.


                                           This number represents 70.22% of our
                                           current outstanding stock.

Common stock to be outstanding after the
offering.................................. Up to 69,974,898 shares.


Use of proceeds........................... We will not receive any proceeds from the sale of the common stock.
                                           However, we will receive the sale
                                           price of any common stock we sell to
                                           the selling stockholder upon exercise
                                           of the warrants. We expect to use the
                                           proceeds received from the exercise
                                           of the warrants, if any, for general
                                           working capital purposes.

Over-The-Counter Bulletin Board Symbol.... VRDI

      The above information regarding common stock to be outstanding after the offering is based on 47,474,898 shares of common stock outstanding as of June 5, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.


                          Summary of Recent Transaction
                          -----------------------------

      On February 1, 2006, we completed a private placement offering of 10,000,000 units to accredited investors for an aggregate purchase price of $400,000. Each unit consisted of one share of our common stock, par value $0.001 per share, and one warrant to purchase one share of our common stock. Each warrant is exercisable for a period of five years at an exercise price of $0.20 per share. With respect to the foregoing private placement offering, we issued 12,500,000 warrants to purchase our common stock to a placement agent.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                     Risks Related to Our Financial Results

Our stock price is volatile and could decline in the future.

      The price of our common stock has been volatile in the past and will likely continue to fluctuate in the future. The stock market in general and the market for shares of technology stocks in particular has experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the technology and related industries, including us, have experienced dramatic volatility in the market prices of their common stock.

We have an accumulated deficit, are not currently profitable and expect to incur significant expenses in the future as we implement our new business model, which may reduce our profitability.

      We have incurred a cumulative net loss since inception and are currently experiencing negative cash flow. We expect to continue to experience negative cash flow and operating losses for the foreseeable future as we continue to make significant expenditures for acquisitions, sales and marketing, international expansion, infrastructure development and general and administrative functions, in light of our new business model. As a result, we will need to generate significant revenues to achieve profitability. If our revenues grow more slowly than we anticipate, or if our operating expenses exceed expectations, we may experience reduced profitability.

Our auditors have indicated substantial doubt concerning our ability to continue operations as a going concern.

      Our auditors have indicated uncertainty concerning our ability to continue as a going concern as of the most recent audited financial statements. We cannot assure you that our ability to obtain additional customers or financing sources will be impaired as a result of this qualification. Additionally, we cannot assure you that our proposed projects and services, if fully developed, can be successfully marketed or that we will ever achieve significant revenues or profitable margins and therefore remain a going concern.

We will be required to raise additional capital to fund our operations.

      We completed a private placement offering of 10,000,000 units to accredited investors for an aggregate purchase price of $400,000. Each unit consisted of one share of our common stock, par value $0.001 per share, and one warrant to purchase one share of our common stock. Each warrant is exercisable for a period of five years at an exercise price of $0.20 per share. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. Also, any new equity securities may have greater rights, preferences or privileges than our existing common stock. A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking an acquisition partner. If cash is insufficient, we will not be able to continue operations.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

      Our internal controls over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or operating results. In addition, management's assessment of our internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Our company and/or our management may be subject to fines, sanctions and/or penalties of an indeterminable nature as a result of potential violations of federal securities laws in connection with the issuance of our common stock without a valid exemption from registration under the Securities Act.

      Through inadvertence and oversight, we authorized and our transfer agent issued, an aggregate of 11,610,178 unlegended shares of our common stock in excess of the shares of common stock we allocated and registered in the registration statement we filed on Form SB-2 (SEC File Number 333-124367), which was declared effective by the SEC on July 18, 2005. The amount issued does not exceed the aggregate number of shares included in such registration statement. Due to the aforementioned, shares were issued without registration pursuant to the Securities Act of 1933, as amended, or without relying upon on a valid exemption from registration under the Securities Act of 1933, as amended, therefore we may be subject to fines, sanctions and/or penalties.

                          Risks Related To Our Business

We face intense competition from other biometric security solution providers as well as identification and security systems providers.

      A significant number of established and startup companies have developed or are developing hardware for fingerprint biometric security applications that currently compete or will compete directly with those products designed, developed and sold by us. Other companies have developed or are developing and marketing biometric security applications for the recognition of fingerprints that currently compete or will compete with those products designed, developed and sold by us. Some of these companies have developed or are developing and marketing semiconductor or optically based direct contact fingerprint image capture devices. Other companies have developed or are developing and marketing other methods of biometric identification such as retinal blood vessel or iris pattern, facial structure, or voice recognition.

      If one or more of these technologies or approaches were widely adopted, it would significantly reduce the potential market for our products. Our products also compete with non-biometric technologies such as certificate authorities and traditional keys, cards, surveillance systems and passwords. Many competitors offering products that are competitive with our products and services have significantly more cash and resources than us. The biometric security market is a rapidly evolving and intensely competitive market, and we believe that additional competitors may enter the market and become significant long-term competitors.

      We expect competition to increase and intensify in the near term in the biometrics markets. Companies competing with us may introduce products that are competitively priced, have increased performance or functionality or incorporate technological advances not yet developed or implemented by us.

Some present and potential competitors have financial, marketing, research, and manufacturing resources substantially greater than we have.

      In order to compete effectively in this environment, we must continually develop and market new and enhanced products at competitive prices and must have the resources available to invest in significant research and development activities. The failure to do so could have a material adverse effect on its business operations, financial results and stock price.

We will need to raise additional equity or debt financing in the future.

      We will need to raise financing in the future to fund our operations. If successful in raising additional financing, we may not be able to do so on terms that are not excessively dilutive to our existing stockholders or less costly than existing sources of financing. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on our financial performance, balance sheet and stock price and require us to implement cost reduction initiatives and curtail operations.

Our business will not grow unless the market for our security solutions expands both domestically and internationally.

      A large portion of our revenues is derived from the sale of security products and services. We cannot accurately predict the future growth rate, if any, or the ultimate size of the biometric technology market. The expansion of the market for our products and services depends on a number of factors, including:

      o the cost, performance and reliability of its products and services and the products and services of our competitors;
      o customers' perception of the benefit of biometric security solutions;
      o public perceptions of the intrusiveness of these solutions and the manner in which firms are using the biometric information collected;
      o public perceptions regarding the confidentiality of private information;
      o     customers' satisfaction with our products and services; and
      o marketing efforts and publicity regarding these products and services.

      Certain groups have publicly objected to the use of biometric products for some applications on civil liberties grounds and legislation has been proposed to regulate the use of biometric security products. From time to time, fingerprint recognition and other biometrics technologies have been the focus of organizations and individuals seeking to curtail or eliminate the use of these technologies on the grounds that these technologies may be used to diminish personal privacy rights. In the event that such initiatives result in restrictive legislation, the market for fingerprint recognition products may be adversely affected. Even if biometric markets develop as we hope, our products and services may not gain wide market acceptance. Even if biometric security solutions gain wide market acceptance, our products and services may not adequately address the market requirements.

The biometrics industry is characterized by rapid technological change and evolving industry standards, which could render our existing products obsolete.

      Our future success will depend upon our ability to develop and introduce a variety of new products and services and enhancements to these new products and services in order to address the changing and sophisticated needs of the marketplace. Frequently, technical development programs in the biometrics industry require assessments to be made of the future directions of technology and technology market generally, which are inherently difficult to predict.

Delays in introducing new products, services and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products and services at competitive prices may cause customers to forego purchases of our products and services and purchase those of our competitors.

      The development of new or enhanced products and services is a complex and uncertain process that requires the accurate anticipation of technological and market trends. We may experience development, marketing and other technological difficulties that may delay or limit our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. You should also be aware that:

      o Our technology may become obsolete upon the introduction of alternative technologies;
      o We may incur substantial costs if we need to modify our products and services to respond to these alternative technologies;
      o We may not have sufficient resources to develop or acquire new technologies or to introduce new products or services capable of competing with future technologies;
      o We may be unable to acquire the rights to use the intellectual property necessary to implement new technology; and
      o When introducing new or enhanced products or services, we may be unable to effectively manage the transition from older products and services.

      Continued participation by us in the market for biometric products that are linked to forensic quality databases under the jurisdiction of governmental agencies may require the investment of resources in upgrading our products and technology in order for us to compete and to meet regulatory and statutory standards. We may not have adequate resources available to us or may not adequately keep pace with appropriate requirements in order to effectively compete in the marketplace.

Defects in our products and services could diminish demand for our products and services, which may harm our business.

      Because our products and services are complex, they may contain errors or defects that are not found until after they are used by our customers. Errors or defects that subsequently arise could seriously harm our reputation and its ability to generate sales to new or existing customers.

      Our products and services are used in systems with other vendors' products. These products and services can be adequately tested only when they are successfully integrated with these systems. Errors may be found in new products or releases after shipment and our products and services may not operate as expected. Errors or defects in our products and services could result in:

      o     loss of revenues and increased service and warranty costs;
      o     delay in market acceptance;
      o     loss of salaries; and
      o     injury to our reputation.

We may be subject to loss in market share and market acceptance as a result of manufacturing errors, delays or shortages.

      Performance failure in our products or certain of our services may cause loss of market share, delay in or loss of market acceptance, additional warranty expense or product recall, or other contractual liabilities. The complexity of certain of the fingerprint recognition systems make the manufacturing and assembly process of such products, especially in volume, complex. This may in turn lead to delays or shortages in the availability of certain products, or, in some cases, the unavailability of certain products. The negative effects of any delay or failure could be exacerbated if the delay or failure occurs in products or services that provide personal security, secure sensitive computer data, authorize significant financial transactions or perform other functions where a security breach could have significant consequences.

      If a product or service launch is delayed or is the subject of an availability shortage because of problems with our ability to manufacture or assemble the product or service successfully on a timely basis, or if a product or service otherwise fails to meet performance criteria, we may lose revenue opportunities entirely and/or experience delays in revenue recognition associated with a product or service in addition to incurring higher operating expenses during the period required to correct the defects. We may be subject to repair, replacement, reimbursement and liability claims for products that fail to work or to meet applicable performance criteria.

      There is a risk that for unforeseen reasons we may be required to repair or replace a substantial number of products in use or to reimburse customers for products that fail to work or meet strict performance criteria. We attempt to limit remedies for product or service failure to the repair or replacement of malfunctioning or noncompliant products or services, and also attempts to exclude or minimize exposure to product and related liabilities by including in its standard agreements warranty disclaimers and disclaimers for consequential and related damages as well as limitations on its aggregate liability. From time to time, in certain complex sale or licensing transactions, each entity may negotiate liability provisions that vary from such standard forms.

Our existing and proposed international business exposes us to additional risks that may result in future additional costs or limit the market for product sales.

      Products and services provided to our international customers account for a significant part of our revenues. In addition, key component of our business plan is to expand our reach in our foreign markets. Conducting business outside of the United States subjects us to additional risks, including:

      o     changes in regulatory requirements;
      o     reduced protection of intellectual property rights;
      o     evolving privacy laws;
      o     tariffs and other trade barriers;
      o     difficulties in staffing and managing foreign operations;
      o     problems in collecting accounts receivable; and
      o     difficulties in authenticating customer information.

      We will face risks inherent to new ventures in each new market that we enter, including a lack of acceptance of our business model. We may also incur substantial costs related to entering into new markets, which may not be recoverable if we are unsuccessful in these markets. Failure to recover these costs and expenses may materially adversely impact our cash flow and ability to meet our regular operating expenses, which may, in turn harm our ability to serve our customers and our competitive position to obtain new customers.

      In addition, a portion of our technology base is in Pakistan. We could be adversely affected by any major hostilities involving Pakistan, which result in the interruption or curtailment of trade between Pakistan and its trading partners. For example, if the United States or any of its trading partners reinstitutes the recently lifted trade sanctions, it may adversely impact our ability to continue our Pakistani operations.

If we fail to attract and retain employees, our growth could be limited and our costs could increase, which may adversely affect our results of operations and financial position.

      Our future success depends in large part upon our ability to attract, train and retain highly skilled executive-level management and creative and technical personnel. The competition in the technology industry for such personnel is intense, and we cannot be sure that we will be successful in attracting, training and retaining such personnel. Some of our employees and executive officers have joined our company recently, and all employees are subject to "at will" employment. High turnover resulting in additional training expense would decrease its profitability. We cannot guarantee that we will be able to replace any of our management personnel in the event their services become unavailable.

Our failure to maintain the proprietary nature of our technology, intellectual property and manufacturing processes could have a material adverse effect on our business, operating results and financial condition and on our ability to compete effectively.

      We principally rely upon patent, trademark, copyright, trade secret and contract law to establish and protect our proprietary rights. There is a risk that claims allowed on any patents or trademarks that we hold may not be broad enough to protect our technology. In addition, our patents or trademarks may be challenged, invalidated or circumvented and management cannot be certain that the rights granted there under will provide us with competitive advantages. Moreover, any current or future issued or licensed patents, or trademarks, or currently existing or future developed trade secrets or know-how may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that certain of our already issued patents or trademarks may infringe upon third party patents or trademarks or be designed around by others.

      In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent or superior to those possessed by us or become available in the market at a lower price.

      There is a risk that we have infringed or in the future will infringe patents or trademarks owned by owners, that we will need to acquire licenses under patents or trademarks belonging to others for technology potentially useful or necessary to us and that licenses will not be available on acceptable terms, if at all.

      We may have to litigate to enforce our patents or trademarks or to determine the scope and validity of other parties' proprietary rights. Litigation could be very costly and divert management's attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost to us and limitations on the scope or validity our patents or trademarks.

      We also rely on trade secrets and proprietary know-how, which we seek to protect by confidentiality agreements with our employees, consultants, service providers and third parties. There is a risk that these agreements may be breached, and that the remedies available to us may not be adequate. In addition, our trade secrets and proprietary know-how may otherwise become known to or be independently discovered by others.

Failure to increase our brand awareness could limit our ability to compete effectively.

      If the marketplace does not associate us with high-quality products and services, we may be unable to keep our existing customers, attract new customers or successfully introduce new products and services. Competitive and other pressures may require us to increase our marketing expenses to promote our brand name, and the benefits associated with brand creation may not outweigh the risks and costs associated with establishing our brand name. Our failure to develop a strong brand name or the incurrence of excessive costs associated with establishing our brand name may harm our business.

We have a lengthy sales and implementation cycle, which increases the cost of completing sales and renders completion of sales less predictable.

      If we are unable to license our products and services to new customers on a timely basis or if our existing and proposed customers and their end-users suffer delays in the implementation and adoption of its services, our revenue may be limited and business and prospects may be harmed. Our customers must evaluate our technology and integrate our products and services into the products and services they provide. In addition, our customers may need to adopt a comprehensive sales, marketing and training program in order to effectively implement some of its products. For these and other reasons, the cycle associated with establishing licenses and implementing our products can be lengthy.

Our success depends on our ability to grow and develop our direct and indirect distribution channels and the inability to do so could adversely affect future operating results.

      Our failure to grow and develop our direct sales channel or to increase the number of our indirect distribution channels could have a material adverse effect on its business, operating results and financial condition. We must continue to develop relationships with existing channel partners or they may choose to devote greater resources to supporting the products of competitors.

We may be adversely impacted by the events of and actions in response to September 11, 2001. A recurrence of terrorist attacks may have a material adverse impact on our business plan, operations and financial condition.

      We may be adversely affected by the events of September 11, 2001, and the war in Iraq. At this time, the long term effects of these events, or other similar or related events that may occur in the future, on the biometrics industry or on worldwide economic conditions. We cannot assure you that our business plan, will not be adversely impacted by future terrorist attacks or actions taken in response to those attacks.

                  Risks Relating To Our Financing Arrangements

There are a large number of shares underlying our callable secured convertible notes, and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.


      As of June 5, 2006, we had 47,474,898 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 173,522,160 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 24,300,000 shares of common stock. The number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes has increased since there has been an event of default. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

If there is an event of default the continuously adjustable conversion price feature of our callable secured convertible notes become applicable, which could have a depressive effect on the price of our common stock.

      Upon an event of default the callable secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

      The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If we are required for any reason to repay our outstanding callable secured convertible notes, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the callable secured convertible notes, if required, could result in legal action against us, which could require the sale of substantial assets.

      On February 25, 2005, we entered into a Security Purchase Agreement involving the sale of an aggregate of $5,100,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 10,200,000 shares of our common stock. The callable secured convertible notes are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $100,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                         Risks Related To This Offering

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

      Although our common stock trades on the Over-the-Counter Bulleting Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The Nasdaq Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

      o     the issuance of new equity securities;
      o     changes in interest rates;
      o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
      o     variations in quarterly operating results;
      o     change in financial estimates by securities analysts;
      o     the depth and liquidity of the market for our common stock;
      o investor perceptions of our company and the technologies industries generally; and
      o     general economic and other national conditions.

The limited prior public market and trading market may cause volatility in the market price of our common stock.

      Our common stock is currently traded on a limited basis on the OTCBB under the symbol "VRDI." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

      o investors may have difficulty buying and selling or obtaining market quotations;
      o     market visibility for our common stock may be limited; and
      o a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock could be considered a "penny stock."

      Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange;
(iii) it is NOT quoted on The Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity.

      Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

      Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

      From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. In addition, we completed the first of three rounds of a private placement in February 2005, whereby we granted the investors in the private placement certain registration rights with respect to the shares of common stock underlying their securities. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

Certain provisions of our Certificate of Incorporation and Delaware law and may make it more difficult for a third party to effect a change- in-control.

      Our Certificate of Incorporation authorizes the Board of Directors to issue up to 2,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control.

            In addition, we are also subject to Section 203 of the Delaware General Corporation Law that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of our Certificate of Incorporation, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change-in-control and prevent changes in our management, even if such things would be in the best interests of our stockholders.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "VRDI.ob." Prior to February 23, 2004, our common stock traded under the symbol "AVRT.ob." The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for each quarter since our stock began trading on the OTCBB. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                                                     2006
                                                              ------------------
                                                              High*         Low*
                                                              -----        -----
1st Quarter ..........................................        $0.21        $0.05

                                                                     2005
                                                              ------------------
                                                              High*         Low*
                                                              -----        -----
1st Quarter ..........................................        $2.95        $1.31
2nd Quarter ..........................................         2.90         1.25
3rd Quarter ..........................................         1.40         0.65
4th Quarter ..........................................         0.67         0.02

                                                                     2004
                                                              ------------------
                                                              High*         Low*
                                                              -----        -----
1st Quarter ..........................................        $8.00        $4.00
2nd Quarter ..........................................         5.70         3.45
3rd Quarter ..........................................         5.50         1.50
4th Quarter ..........................................         4.00         2.30


      As of June 5, 2006, there were approximately 698 holders of record of our common stock.


      We have appointed U. S. Stock Transfer Corporation, 1745 Gardena Ave., Glendale, CA 91204-2991, as transfer agent for our shares of Common Stock.

Equity Compensation Plan Information

      The following table summarizes our equity compensation plan information as of December 31, 2005.

      In February and April 2005, the Board of Directors of the Company approved the granting of 1,115,000 stock options to officers, directors and employees of the Company under the 2004 Stock Option Plan.

                                                                                                    Number of Shares
                                                                                                  Remaining Available
                                                   Number of Shares to                            for Future Issuance
                                                      Be Issued upon                                  Under Equity
                                                       Exercise of           Weighted-Average      Compensation Plans
                                                       Outstanding          Exercise Price of      (Excluding Shares
                                                    Options, Warrants      Outstanding Options,       Reflected in
                                                        and Rights         Warrants and Rights        Column (a))
                Plan Category(1)                           (a)                     (b)                    (c)
-------------------------------------------------    -------------------     --------------------   -------------------
Equity Compensation plans approved by
     stockholders........................

        2004 Stock Option Plan                            725,000                  $1.79                   845,000

        2000 EssTec Plan                                1,391,212                  $2.61                   548,292

        1999 Alpha Virtual Plan                         1,058,082                  $1.40                 4,441,918
Equity Compensation plans not approved by
     stockholders........................                      --                     --                        --
     Total...............................               3,174,294                  $2.02                 5,835,210

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

Overview


      We were incorporated in Delaware on September 9, 1987 under the name Perceptronics, Inc. From our inception through fiscal 2000, we were engaged in the design, development and manufacture of computer-based simulation systems for training and decision support. These systems included both hardware and software and are used to train personnel in the use of various military and commercial equipment. Much of our simulator business was in the foreign defense industry. The tightening of defense budgets worldwide, combined with the continuing consolidation and competition in the defense industry, negatively impacted the growth and profit opportunities for small companies such as ours. As a result, in July 2000, we refocused our business. In connection with the refocus, we sold the assets related to our computer based simulation system line of business to a developer and manufacturer of specialized defense simulation products. We then commenced development of commercial products in the area of Internet collaboration.

      However, we lacked the funds necessary to exploit our developed products. As a result, in October 2002, we entered into a license agreement with our then principal stockholder, Global Alpha Corporation ("GAC") pursuant to which GAC was granted an exclusive license to our software and systems commonly referred to as the "IC3D Framework" (the "System"). The System encompassed substantially all of our software including software developed to support multi-user online collaborative interactivity in a broad variety of applications employing a variety of virtual media over a number of networks including the Internet and intra-nets. Under the license agreement, GAC agreed to pay the Company a license fee of 10% of the revenue generated from the sale or use of the System up to $1.0 million, 9% up to $2.0 million, 8% up to $3.0 million and, thereafter, 7% of the revenue generated.

      In connection with the license agreement, in October 2002 we terminated substantially all of our employees, and except for our license agreement, ceased all of our prior operating activities. Our principal activities became directed to reducing our liabilities and seeking possible acquisitions. Management's objectiv was to acquire an operating company that has experienced management and the potential for profitable growth in exchange for our securities.


      On April 28, 2003, we entered into an Agreement and Plan of Merger with EssTec, Inc., a privately-held Nevada corporation ("EssTec"). In accordance with the merger, on May 8, 2003, we, through our wholly-owned subsidiary, Alpha Acquisition Corporation, a Nevada corporation, acquired EssTec in exchange for 4,276,162 shares of our Common Stock. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      On May 8, 2003, in connection with the EssTec merger, we changed our fiscal year end from March 31 to December 31.

      On November 25, 2003, we entered into an Agreement and Plan of Merger with Veridicom, Inc., a privately-held California corporation ("Veridicom"). In accordance with the merger, on November 25, 2003, we, through our wholly-owned subsidiary, A/V Acquisition Corporation, a Nevada corporation, acquired Veridicom in exchange for 3,500,000 shares of our Common Stock; 3,250,000 shares were issued to the holders of Veridicom stock and 250,000 shares were issued into escrow to cover indemnification obligations, if any, of Veridicom. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      On January 16, 2004, we entered into an Agreement and Plan of Merger with Cavio Corporation, a privately-held Washington corporation ("Cavio"). In accordance with the merger, on February 20, 2004, we, through our wholly-owned subsidiary, A/VII Corporation, a Nevada corporation, acquired Cavio in exchange for 5,119,140 shares of our Common Stock. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

Description of the Company Post-Merger


      Following the merger with Cavio, we realigned our business strategy to leverage the core operations of each of our subsidiaries. We have five subsidiaries: Cavio, Veridicom Inc., Veridicom Canada, Veridicom Pakistan and EssTec.


      Our core strategy is to build a comprehensive authentication suite of products and services, with market-specific applications that leverage the core identity management infrastructure. We believe there is a significant need for an auditable, scalable product solution capable of linking an individual to a specific electronic event or transaction -- a strong authentication solution that safeguards legitimate interests and adheres to emerging electronic commerce legislation. Our identity management solutions employ public key infrastructure and a "virtual token" based technology to control, audit and monitor the identification processes for electronic events and transactions.

      We will focus on transforming the market for biometrics and growing the market beyond traditional security applications. In particular, the strategy will be to expand the traditional security offerings to include security and convenience value propositions for commercial or point-of-sale transactions. By developing customizable applications as well as authentication technology, we are endeavoring that our brand become synonymous with secure, authenticated transactions.

      We offer a solution that we believe not only addresses an organization's current requirements for stronger and more scalable authentication and authorization, but also addresses a future vision for security, via a combination of centralized and distributed identity repositories and administration tools. Utilizing biometric technology, we provide organizations with an authentication solution that also provides users with increased convenience by reducing the reliance on passwords.

      We have a management team with combined experience in sales and marketing, vertical market knowledge, technology development, and hardware integrated circuit design. In addition, we will have access to a network of advisors and consultants with significant expertise in technology, government, security, and financial services. These advisors will be invited to form a more formal advisory board to provide strategic direction for products and services, and, they may be leveraged to provide targeted business development contacts in key target markets.

      There are several factors that management believes will provide new opportunities or present new challenges for us. We believe that regulatory, technological, and cultural changes will create new opportunities. International distribution arrangements are currently in place, while new channels are being developed.

      Since March 1, 2004, we have undertaken a comprehensive review of all pre-merger operations. This on-going review has included all facets of operations, including the supply chain, product development, previous sales and marketing agreements, internal controls and reporting systems. Based on this review, we have decided that a thorough reorganization of all of the companies is warranted, including a re-evaluation of the supply chain, method of manufacture, product strategy and other organizational procedures. Although distracting in the short-term, we believe that this review is in the long-term best interests of the Company and our stockholders. As part of the reorganization, we closed our Sunnyvale, California offices on April 15, 2004 in favor of a more cost effective and efficient development environment in the Pacific Northwest.

      Since 2004, Veridicom International has prioritized the process of streamlining its manufacturing operations. In addition, we have re-aligned our product line in anticipation of customer requirements for stronger security solutions and secure devices. As such, we have worked with our suppliers to identify opportunities for efficiencies, reduced costs, improved quality and improved capacity.

      We expect to begin manufacturing a new revision of our FPS200 fingerprint sensor which includes a number of enhancements to the previous version.

      We have several patents and pending patent applications for its technology, an important factor in today's competitive landscape. We expect to receive a decision to grant for our previously announced European Patent for the use of biometric technology in conjunction with encryption and the use of public and private keys. We believe that this is a significant patent for the company, as it covers a range of devices utilizing encryption technology and biometrics. The VKI-V is an example of this patent and technology used in a device.

      We do not announce all sales orders received either due to confidentiality provisions or because sales are conducted indirectly through a growing base of channel partners.

      We intend to continue the transition of our Company from research & development to the manufacturing and sales of our products. An initial delivery of 1000 VKIs has been completed to a client in Europe. We are also currently in the process of manufacturing approximately 18,000 ICs (integrated circuits) and approximately 10,000 VKIs with varying memory sizes.

      Because of heightened demand from other manufacturers of products in the electronic and biometric industry, and because some present and potential competitors have financial, marketing and manufacturing resources greater than we have, the lead times and delivery times from suppliers for some of the components required for the manufacture of our products are longer than anticipated. However, we expect that we will be able to complete our current manufacturing cycle for the 18,000 ICs and 10,000 VKIs and have these available for delivery by the end of June 2006.

Operations

      Veridicom International, Inc., (the "Company"), formerly known as Alpha Virtual, Inc. ("Alpha") is a Delaware corporation formerly headquartered in California that was formed on September 9, 1987. The name of the Company was changed to Veridicom International, Inc. in February 2004. The Company consolidated its corporate offices in Seattle, Washington, and Vancouver, British Columbia in April 2004.

      The legal entity Alpha retained its name until it was changed to Veridicom International, Inc. in February 2004. In May 2005, the name of the subsidiary company in Pakistan was changed to Veridicom Pakistan (Private.) Limited.

      We operate as one operating segment which is the development, manufacture and sale of capacitive fingerprint sensors, computer peripherals and software related to the use of its fingerprint authentication technology.

      We have five subsidiaries: Esstec, Essential Tec Pakistan (Private) Limited ("Pakistan Ltd."), Veridicom Inc., Cavio, and Veridicom International (Canada) Inc. ("Canada Inc.").

      Esstec is a professional services company that focuses on e-commerce initiatives, interactive multimedia, and mobile software applications for clients in various industries, including the telecommunications and entertainment industries. During 2004, Esstec did not have any significant revenues or incur any significant expenses.

      Pakistan Ltd. was incorporated on April 19, 2000 to establish the business of software development for the international markets and to export software and technology. Esstec owns approximately 63.4% of Pakistan Ltd.

      Veridicom Inc. designs, manufactures and delivers hardware and software products that enable strong authentication solutions based on fingerprint biometrics. Veridicom Inc. markets a complete fingerprint biometrics platform on which applications can be built.

      Cavio produces technology tools designed to protect users from fraud, misrepresentation, security and privacy issues by allowing users to biometrically authenticate themselves to secure control access and confirm identity across a number of industries.

      On January 21, 2004, Veridicom International (Canada) Inc. was formed to be the Canadian operating company to disburse expenses and payroll costs in Canada for the public company.

Principles Consolidation

      The consolidated financial statements include the accounts of us and our subsidiaries Esstec, Pakistan Ltd., Veridicom, Cavio, and Canada Inc. All significant intercompany balances and transactions have been eliminated in consolidation. Non-controlling interest reflects the ownership of non-controlling shareholders in the issued share capital of Pakistan, a consolidated subsidiary less than wholly owned.

      The historical results for fiscal 2005 include the Company and all its subsidiaries. The historical results for fiscal 2004 include Cavio from the merger date of February 20, 2004.

General

      Following the completion of the transaction with EssTec and Veridicom Inc. in 2003 and with Cavio in February 2004, we have been engaged primarily in aligning the operations of the subsidiaries with the objective of streamlining and consolidating technology and operations as necessary, reducing costs and seeking additional capital.

      As part of the process of streamlining and consolidation of operations, we closed and relocated our Sunnyvale, California facility in April 2004. The direct costs incurred for this amounted to $31,575.

      Since May 2004, we have focused our resources on product development, including hardware and software enhancements, as well as on marketing efforts.

      We intend to continue the transition of our Company from research & development to the manufacturing and sales of our products and to seek the financial resources required to do so.


Results of Operations

Three Months Ended March 31, 2006 and 2004


Net Revenue

      Net revenue for the three months ended March 31, 2006 of $299,152 increased by $218,576 compared to net revenue of $80,576 for the same period in 2005. Revenues in the first quarter of 2006 are mainly in respect of VKI, a USB flash drive with finger print sensor. All other revenues for the comparative periods are in respect of sales of capacitive fingerprint sensors, computer peripherals and software related to the use of our fingerprint authentication technology.

Cost of Goods Sold

      Cost of goods sold is mainly for product components purchased from suppliers and the cost of finished products from existing inventory. These amounted to $179,267 for the three months ended March 31, 2006 compared to $22,694 for the same period in 2005.

Gross Profit

      The gross profit for the three months ended March 31, 2006 of $119,885 was 40% of net sales compared to gross profit of $57,882 which was 72% of net sales for the same period in 2005.

General and Administrative Expenses

      General and administrative expenses, which include non-cash compensation expenses of $378,840, amounted to $562,837 for the three months ending March 31, 2006 compared to $742,681 for the same period in 2005. The net decrease of $179,844 is mainly in respect of:

      o A decrease in salaries expense from $459,100 for the three months ended March 31, 2005 to $286,000 for the three months ended March 31, 2006 as a result of the recent layoff most of the Vancouver staff.
      o Professional fees, which mainly comprises of auditing and legal fees, increased by $60,000 in the three months ended March 31, 2006.
      o Insurance expense, which is mainly in respect of officers and directors insurance decreased by $18,000.
      o A decrease in consulting expenses from $63,000 for the three months ended March 31, 2005 to $50,000 for the three months ended March 31, 2006.
      o Commissions and fees which increased to $34,000 in the three months ended March 31, 2006 compared to $16,000 for the same period in 2005. This is due to increased equity investments in the first quarter of 2006.
      o     A decrease in travel expenses from $32,000 for the three months ended March 31, 2005 to $5,000 for the same period in 2005.
      o     Marketing and advertising expenses decreased from $25,000 for the three months ended March 31, 2005 to $3,000 for the same period in 2006. In the first quarter of 2005, there were costs incurred for attendance of trade shows. The Company didn't attend trade shows in 2006.
      o Office administration expenses also decreased by $5,000 in the three months ended March 31, 2006 compared to the same period in 2005. This is due to reduced work force and operational activities.

Research and Development

      Research and development expenditure for the three months ending March 31, 2006 was $160,849, compared to $293,323 for the same period in 2005. Such expenditures are related to salaries paid to research and development staff and on-going product, hardware and software enhancements.

Interest Expense

      Interest expense for the three months ending March 31, 2006 amounting to $518,372 was for amortization of notes discount and accrued interest on notes payable, compared to interest expense of $476,321 for the same period in 2005.

Year Ended December 31, 2005 and 2004


Net Revenue

      Net revenue for fiscal 2005 of $392,734 increased by $7,881 compared to fiscal 2004. Net revenue in fiscal 2005 is mainly in respect of sales of capacitive fingerprint sensors, computer peripherals and software related to the use of our fingerprint authentication technology, whereas net revenue in fiscal 2004 was mainly in respect of sales of capacitive fingerprint sensors only.

Cost of Goods Sold

      Cost of goods sold during 2005 was mainly for product components purchased from suppliers and the cost of finished products from existing inventory. These amounted to $344,764 in fiscal 2005 and increased by $132,701 compared to fiscal 2004. This is due to unexpected yield losses and spoilage in manufacturing of our products.

Gross Profit

      The gross profit on sales in fiscal 2005 is $47,970 compared to gross profit of $172,790 for fiscal 2004. The decrease in the gross profit of $124,820 is due to yield losses and spoilage in manufacturing of our products that resulted in higher than usual cost of goods sold an uncollectibility of amounts from sales which lowered sales revenues.

General and Administrative Expenses

      General and administrative expenses, which include non-cash compensation expense of $858,587, amounted to $3,526,264 in fiscal 2005 compared to $3,441,793 in fiscal 2004. This increase of $84,471 in general and administrative expenses is mainly in respect of:

      o Salaries , which increased from $1,286,000 in 2004 to $1,393,000 in 2005 as a result of the hiring of new software development, hardware development, and administrative staff;
      o Marketing expenses, which increased from $21,000 in 2004 to $98,000 in 2005 due to increased marketing efforts to introduce our core product (VKI) to the market. Substantial number of these products was distributed to potential marketing firms as samples;
      o Insurance expense, mainly for officers and directors, increased from $49,000 in 2004 to $82,000 in 2005;
      o Telephone and internet expenses for 2005 increased by $13,000 compared to 2004.
      o Office administration expenses, which decreased from $411,000 in 2004 to $391,000 in 2005;
      o Professional fees, which include legal, accounting and auditing fees, decreased from $607,000 to $583,000;
      o     Travel expenses decreased by $40,000; and
      o Commissions and fees, mainly related to new equity and debt investments decreased from $147,000 in 2004 to $84,000 in 2005.

Research and Development

      Research and development expenditure for the fiscal 2005 was $1,274,127, compared to $495,577 in 2004. The increase in this expense is mainly in respect of salaries for personnel in product development, including hardware and software enhancements.

Interest Expense

      Interest expense for the fiscal 2005 amounting to $2,000,249 compared to interest expense of $94,145 for the same period in 2004 was due to amortization of the discount and accrued interest on the notes payable. The significant increase in interest expense in fiscal 2005 is mainly due to interest expense of beneficial conversion feature and amortization of deferred finance charges resulting from the convertible notes issued in 2005.

Liquidity and Capital Resources

      On February 25, 2005, we completed the first of three rounds of a private placement whereby we have issued up to an aggregate of $5,100,000 worth of 10% callable secured notes convertible into shares of common stock, and warrants to purchase up to an aggregate of 10,200,000 shares of our common stock to certain accredited investors. The first of three equal installments of $1,700,000 was received in March, 2005.

      Subsequently in April, 2005, the Company completed the second round of the private placement resulting in aggregate proceeds amounting to $1,700,000.

      On August 16, 2005 the third closing of the private placement was completed. As at March 31, 2006 $1,420,000 of the aggregate proceeds were received and $280,000 of the aggregate proceeds are receivable.


      Since October 1, 2005 we are in default in making repayments of principal and interest at the default rate of 15% per annum on the callable secured notes.

      We need to seek and secure additional financing to fund our current and future operations. If we are successful in obtaining this additional financing, we may not be able to do so on terms that are not excessively dilutive to our existing stockholders or less costly than existing sources of financing. Failure to secure additional financing in a timely manner and on favorable terms when needed in the future could have a material adverse effect on our financial performance, balance sheet and stock price and require us to implement cost reduction initiatives and curtail or cease operations.


      If we are able to raise the required additional financing and if we are able to generate funds from operations by fulfillment of orders and product deliveries in the fourth quarter of this year, we expect to have sufficient funds to meet our operating requirements for the remainder of this year.

      In addition, if the holders of the private placement financing notes exercise their option to convert all of these into common stock of our company, we would not then be required to repay the principal and interest on these notes and would therefore enhance our cash flow by approximately $550,000 per quarter. However, the noteholders are not under any obligation to convert the notes into our common stock.


Off-Balance Sheet Arrangements

      None.

Dividends and Distributions

      We have not paid any cash dividends to date. We intend to retain our future earnings, if any, and we do not anticipate paying cash dividends on either class of our stock in the foreseeable future.

Critical Accounting Policies

      The Company's critical accounting policies are particularly important to the portrayal of financial position and results of operations and require the application of significant judgments by management. As a result, the consolidated financial statements are subject to an inherent degree of uncertainty. In applying those policies, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. These estimates are based on the Company's historical experience, terms of existing contracts, observance of trends in the industry and information available from outside sources, as appropriate. The Company's critical accounting policies are described below:

Use of Estimates in the Preparation of Financial Statements


      The preparation of financial statements in conformity with generally accepted accounting principles used in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


Long Lived assets


      In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.


      Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.


Impairment of Goodwill


      Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), the Company tests goodwill for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis in the fourth quarter or more frequently if the Company believes indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. The Company generally determines the fair value of its reporting units using the income approach methodology of valuation that includes the discounted cash flow method as well as other generally accepted valuation methodologies. If the carrying amount of a reporting unit exceeds the reporting unit's fair value, the Company performs the second step of the goodwill impairment test to determine the amount of impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit's goodwill with the carrying value of that goodwill. If the actual results, or the plans and estimates, used for future impairment analysis are lower from the original estimates used to assess the recoverability of those assets, the Company could incur additional impairment charges.

Revenue Recognition


      In accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), the Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. These criteria are usually met at the time of product shipment.


      Revenue from software licenses and maintenance agreements is recognized in accordance with the provisions of SOP 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.

      The Company records reductions to revenue for estimated product returns and pricing adjustments, such as competitive pricing programs and rebates, in the same period that the related revenue is recorded. The amount of these reductions is based on historical sales returns, analysis of credit memo data, specific criteria included in rebate agreements, and other factors known at the time.


      Pakistan recognizes revenue at the point/time the software is delivered/exported.

      Veridicom Inc. and the Company recognize revenues at the point of shipment of products.


Software Development Costs


      Costs related to the development of products and software are expensed as incurred until technological feasibility in the form of a working model has been established in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The time period between the establishment of technological feasibility and completion of product development is expected to be short, therefore the Company has not capitalized any product development costs during the presented periods.

Recent Accounting Pronouncements


      In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets, an Amendment of FASB Statement No. 140," (hereinafter "SFAS No. 156). This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially recorded at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement No. 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

      In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140," (hereinafter SFAS No. 155). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid instrument that contains an embedded derivative that would otherwise require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

Reclassifications

      Certain reclassifications have been made to prior period financial statements to conform to the current period presentation. Cost of goods sold for the three months ended March 31, 2006 includes $29,491 which has been reclassified from research and development expenses incurred in the three months ended March 31, 2005.

                                    BUSINESS

Overview

      Veridicom International, Inc., a Delaware corporation (hereinafter sometimes referred to as the "Company," "we," and "us"), was incorporated on September 9, 1987, under the name Perceptronics, Inc. From our inception through fiscal 2000, we were engaged in the design, development and manufacture of computer-based simulation systems for training and decision support. These systems included both hardware and software and are used to train personnel in the use of various military and commercial equipment. Much of our simulator business was in the foreign defense industry. The tightening of defense budgets worldwide, combined with the continuing consolidation and competition in the defense industry, negatively impacted the growth and profit opportunities for small companies such as ours. As a result, in July 2000, we refocused our business. In connection with the refocus, we sold the assets related to our computer based simulation system line of business to a developer and manufacturer of specialized defense simulation products. We then commenced development of commercial products in the area of Internet collaboration.

      However, we lacked the funds necessary to exploit our developed products. As a result, in October 2002, we entered into a license agreement with our then principal stockholder, Global Alpha Corporation ("GAC") pursuant to which GAC was granted an exclusive license to our software and systems commonly referred to as the "IC3D Framework" (the "System"). The System encompassed substantially all of our software including software developed to support multi-user online collaborative interactivity in a broad variety of applications employing a variety of virtual media over a number of networks including the Internet and intra-nets.

      In October 2002, in connection with the license agreement, we terminated substantially all of our employees. Except for our license agreement, we ceased all of our prior operating activities. Our principal activities became directed to reducing our liabilities and seeking possible acquisitions. Management's objective was to acquire an operating company with experienced management and the potential for profitable growth, in exchange for our securities.

      On April 28, 2003, we entered into an Agreement and Plan of Merger with EssTec, Inc., a privately-held Nevada corporation ("EssTec"). In accordance with the merger, on May 8, 2003, we, through our wholly-owned subsidiary, Alpha Acquisition Corporation, a Nevada corporation, acquired EssTec in exchange for 4,276,162 shares of our common stock. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      On May 8, 2003, in connection with the EssTec merger, we changed our fiscal year end from March 31 to December 31.

      On November 25, 2003, we entered into an Agreement and Plan of Merger with Veridicom, Inc., a privately-held California corporation ("Veridicom"). In accordance with the merger, on November 25, 2003, we, through our wholly-owned subsidiary, A/V Acquisition Corporation, a Nevada corporation, acquired Veridicom in exchange for 3,500,000 shares of our common stock; 3,250,000 shares were issued to the holders of Veridicom stock and 250,000 shares were issued into escrow to cover indemnification obligations, if any, of Veridicom. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      On January 16, 2004, we entered into an Agreement and Plan of Merger with Cavio Corporation, a privately-held Washington corporation ("Cavio"). The merger became effective on February 20, 2004 following a special meeting of Cavio's stockholders. In accordance with the merger, on February 20, 2004, we, through our wholly-owned subsidiary, A/VII Acquisition Corporation, a Nevada corporation, acquired Cavio in exchange for 5,119,140 shares of our common stock. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

Recent Developments

      We officially changed our name from Alpha Virtual, Inc. to Veridicom International, Inc. on February 23, 2004 and following the name change, shares of our common stock are traded under the symbol "VRDI" on the OTC Bulletin Board (the "OTCBB").

      On February 25, 2005, we completed the first of three rounds of a private placement whereby we issued an aggregate of $5,100,000 worth of 10% callable secured notes convertible into shares of common stock, and warrants to purchase up to an aggregate of 10,200,000 shares of our common stock to certain accredited investors. The first two installments of $1,700,000 were received in February and April 2005 and the final installment of $1,700,000 was received in August 2005.

      On March 8, 2005, we announced that MCP Asia Ltd, an investment and consulting firm from Hong Kong, together with Fook Vo Holding Ltd ("Fook Vo") based in Macau, are in discussions to provide the Company with marketing and sales services in the Hong Kong, Macau and China regions.

      From March 10 to March 16, 2005, we exhibited at CeBIT 2005 at the Hannover Fairgrounds in Hannover, Germany. CeBIT offers a forum for business-to-business, "B2B", solutions.

      On March 14, 2005 we announced the appointment of two new European representatives to expand our growing presence in the European marketplace. Mr. Theo Musallam is based in Zurich and will be representing us in Switzerland and Mr. Guenther Klix is based in Munich and will be representing us in Germany.

      On April 25, 2005 we announced the launch of VKI-V, an identity device for personal authentication and secure transactions for enterprise and consumers.

      On May 2, 2005, we announced the selection of an Atmel Corporation processor for inclusion in our portable biometric identity product line.

      On May 9, 2005, we announced the receipt of an initial sales order from Fook Vo Holdings Ltd. of Macau.

      On June 2, 2005 we announced the presenting of the Company's roadmap for strong authentication, data security and identity management to a select group of government and business leaders at the Beijing International Convention Center.

      On June 27, 2005 we announced a strategic marketing and development agreement with Leviton Manufacturing Corporation, a major provider of home automation equipment.

      On July 25, 2005 we issued a performance update to our shareholders.

      On September 21, 2005, we announce our participation and presentation of our range of biometric products and solutions at the Gitex-IT exhibition held at the Dubai International Convention and Exhibition Centre.

      On October 12, 2005, we announced our participation and presentation of our portfolio of our identity management products and solutions at Biometrics 2005 trade show held at the Queen Elizabeth II Conference Centre in London, UK.

      On October 13, 2005 we announced the latest release of VPAS, our comprehensive suite of authentication software, with added features.

      On January 4, 2006 we announced a purchase order valued at approximately $260,000 US from Corum Marketing Inc.

      On February 16, 2006 we announced the signing of a strategic reseller agreement with PC Mall Corporation.

      On March 28, 2006, the Company extended a special warrant offer (the "Special Warrant Offer") to all holders of the Company's Series A and Series B Warrants issued on February 25, 2005, April 29, 2005 and August 16, 2005 expiring five years after such dates (the "Original Warrants"). As part of the Special Warrant Offer, the exercise price of the Original Warrants was reduced to the exercise price $0.04 per share (the "Reduced Exercise Price").

      The Company and the holders consummated the Special Warrant Offer in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and pursuant to Regulation D promulgated thereunder. Based in material part upon the representations of the holder in the Form of Election to Purchase, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the securities pursuant to the Special Warrant Offer.

      Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the securities.

      The Special Warrant Offer commenced on 11 a.m. Eastern Time on March 30, 2006 and expired at 5:00 p.m. Eastern Time on April 10, 2006. Thereafter, all the Original Warrants that were not exercised pursuant to the Special Warrant Offer continue to retain all of their previous rights and remain in full force and effect.

      A total of 8,400,000 Series A and Series B Warrants for gross proceeds of $336,000 were exercised by certain holders for cash, which also resulted in reinstatement of 6,046,096 shares of the Company's common stock previously issued to such holders and the reinstatement of the principal amounts of $184,133 of the Callable Secured Convertible Notes.

Description of the Company Post-Merger

General

      Following the merger with Cavio, we realigned our business strategy to leverage the core operations of each of our subsidiaries. We have five operational subsidiaries: EssTec, Esstec Pakistan, Veridicom Inc., Cavio, and Veridicom Canada.

      Since March 1, 2004, we have undertaken a comprehensive review of all pre-merger operations. This on-going review has included all facets of operations, including the supply chain, product development, previous sales and marketing agreements, internal controls and reporting systems. Based on this review, we have decided that a thorough reorganization of all of the companies is warranted, including a re-evaluation of the supply chain, method of manufacture, product strategy and other organizational procedures. Although distracting in the short-term, we believe that this review is in the long-term best interests of the Company and our stockholders. As part of the reorganization, we closed our Sunnyvale, California offices on April 15, 2004 in favor of a more cost effective and efficient development environment in the Pacific Northwest.

      Our core strategy is to build a comprehensive authentication suite of products and services, with market-specific applications that leverage the core identity management infrastructure. We believe there is a significant need for an auditable, scalable product solution capable of linking an individual to a specific electronic event or transaction -- a strong authentication solution that safeguards legitimate interests and adheres to emerging electronic commerce legislation. Our identity management solutions employ public key infrastructure and a "virtual token" based technology to control, audit and monitor the identification processes for electronic events and transactions.

      We will focus on transforming the market for biometrics and growing the market beyond traditional security applications. In particular, the strategy will be to expand the traditional security offerings to include security and convenience value propositions for commercial or point-of-sale transactions. By developing customizable applications as well as authentication technology, we are endeavoring that our brand become synonymous with secure, authenticated transactions.

      We offer a solution that we believe not only addresses an organization's current requirements for stronger and more scalable authentication and authorization, but also addresses a future vision for security, via a combination of centralized and distributed identity repositories and administration tools. Utilizing biometric technology, we provide organizations with an authentication solution that also provides users with increased convenience by reducing the reliance on passwords.

      We have a management team with combined experience in sales and marketing, vertical market knowledge, technology development, and hardware integrated circuit design. In addition, we will have access to a network of advisors and consultants with significant expertise in technology, government, security, and financial services. These advisors will be invited to form a more formal advisory board to provide strategic direction for products and services, and, they may be leveraged to provide targeted business development contacts in key target markets.

      There are several factors that management believes will provide new opportunities or present new challenges for us. We believe that regulatory, technological, and cultural changes will create new opportunities. International distribution arrangements are currently in place, while new channels are being developed.

Product and Services Overview

      We provide a suite of identity management products, including hardware and software that utilize public key infrastructure (PKI), secure token-based technology, and fingerprint biometrics to authenticate and manage personal identities for a wide variety of applications and transactions. This platform provides a biometrically authenticated digital signature for financial, travel, and other applications. Veridicom's patented authentication and transaction technology enables real-time authentication of individuals anytime, anywhere, via the Internet, point-of-sale, security kiosk, and mobile devices.

Identity Management Infrastructure

      Our core strategy is to build a comprehensive authentication suite of products and services, with market-specific applications that leverage the core identity management infrastructure.

      We believe that there is a significant need for an auditable and scalable product solution capable of linking an individual to a specific electronic event or transaction -- a strong authentication solution that safeguards legitimate business interests. Our identity management solutions employ public key infrastructure and a "virtual token" based technology to control, audit and monitor the identification processes for electronic events. We believe this provides organizations with several benefits:

      o Deployments of biometric technology provide strong authentication and validation of a user's identity eliminating the sole reliance on the vulnerable password/PIN infrastructure;
      o Enterprise middleware systems can move authenticated events securely in real-time over the Internet through a "trusted path ";
      o Creates a non-reputable and legally recognized "card-present" scenario for events conducted for previously anonymous Internet credit card transactions; and
      o Allows for the audit and assignment of a digital signature to any electronic event proving without question the time and origin of an event and actual event occurrence.

      We believe that our product portfolio allows organizations to leverage investments in existing IT infrastructure.

      We have an extensive portfolio of products and services that are currently available to customers, or that are available subject to customization and specific requirements definition. However, we realize the need to continue an aggressive product development strategy to meet the needs of the marketplace and advance the adoption of biometrics. Management believes that in general the industry faces continuous pressures to reduce the cost of devices and solutions in order to provide a greater ROI to organizations. As such, we endeavor to deliver additional products that provide a high degree of application flexibility to the end user. It is expected that we will build our products to meet the needs of both current and future state-of-the-art technology and will incorporate third party technology solutions where needed.

      The following table outlines our current and short-term product portfolio:

       Product                                   Description
       -------                                   -----------
       FPS200                          Solid state silicon fingerprint sensor,
                                       256 x 300 array

       VKI Portable identity device with USB connectivity, on board fingerprint sensor, flash memory, and security software

       VKI A Provides access to VPAS software suite and on board flash memory. Software and drivers required to be installed on the PC

       VKI V No drivers or software to install on the PC to lock/unlock the device. Fingerprint matching and storage of biometric performed within the device. The fingerprint sensor on the device can also be used with the VPAS suite of software to enable PC login, file encryption, and secure password storage with Veridicom's Ewallet application

      Middleware

       Product                                   Description
       -------                                   -----------

       Cavio 3.0 Identity Server       Robust Enterprise level authentication
                                       server for Windows, Linux platforms.

       VAS Hosted Service              Hosted authentication service from our
                                       data center

       SDK                             SDK's available for customer
                                       customization and OEMs.

      Applications

       Product                                   Description
       -------                                   -----------

       Digital Signature               Biometric signature attached to
                                       transactions or events. This provides
                                       significantly more secure signing
                                       capabilities than current PIN-based
                                       certificates.

       VPAS                            Veridicom Personal Authentication Suite.
                                       This application is a bundled solution
                                       that allows PC or network logon, and
                                       secure logon to web site or web
                                       applications.

Intellectual Property

      With a pedigree born out of Lucent Technologies and Bell Labs, we have several international patents for our technology, as well as several pending patent applications.

U.S. Patents Issued

U.S. Patent No.                                    Title
---------------                                    -----

5,991,408                          Identification and Security Using Biometric
                                   Measurements

6,016,355                          Capacitive Fingerprint Acquisition Sensor

6,049,620                          Capacitive Fingerprint Sensor With Adjustable
                                   Gain

6,330,345                          Automatic Adjustment Processing For Sensor
                                   Devices

6,331,452                          Method of Fabricating Integrated Circuit
                                   Package with Opening Allowing Access to Die

6,546,122                          Method For Combining Fingerprint Templates
                                   Representing Various Sensed Areas of a
                                   Fingerprint to Derive One Various Sensed
                                   Areas of a Fingerprint to Derive One
                                   Fingerprint Template Representing The
                                   Fingerprint

6,538,456                          Capacitive Fingerprint Sensor with Adjustable
                                   Gain

6,535,622                          Method for Imaging Fingerprints and
                                   Concealing Latent Fingerprints

6,538,456                          Capacitive Fingerprint Sensor with Adjustable
                                   Gain

Patent Applications

U.S. Patent App. Serial                          Title
-----------------------                          -----

10/089,987                         Spoof Detection for Biometric Sensing Systems

10/288,554                         Method & System for Capturing Fingerprints
                                   from Multiple Swipe

Industry Overview

      We believe that in the wake of the tragic events of September 11 and the heightened security risks posed by the prospect of random acts of terrorism, biometrics and the field of identity management are at the forefront of technological development. However, we believe that the tendency to-date has been for vendors to develop proprietary software and hardware that focuses on one segment of the identity verification and management equation. Because of their proprietary nature, many biometric technology products are inconsistent, impractical or incompatible with not only the existing `real world' needs and systems, but also other biometric products.

      Fingerprint recognition technology continues to dominate the market for biometric authentication, and management believes that this will continue for the foreseeable future due to its combination of accuracy, ease of use, and cost effectiveness.

      We believe that there are several increasingly important trends positively affecting the need for biometric technology:

      o the need to protect increasing amounts of sensitive and private information. Increased digitization of travel, medical, financial and security information requires stronger, less fallible modes of user authentication;
      o the increased amount of information has resulted in increased access requirements for corporate and personal uses. Physical and logical access requirements demands a more streamlined approach to identity management;
      o increased travel security requirements demand leading edge identification technology to improve security while streamlining the travel process; and
      o information access requirements have increased the proliferation of passwords. Unfortunately, as password requirements increase, the costs of managing passwords becomes prohibitive.

      Given the trends described above, we believe that there are inevitably going to be organizations that believe they can offer a variety of services or products that incorporate biometrics and may compete with our technology.

Competitive Overview

      As the opportunities for strong authentication solutions increases, so will the competition. With further brand recognition, patent portfolio, and technology solutions, we believe that we are reasonably well protected against increased competition. Furthermore, we believe that increased competition indirectly validates the business model and market potential for our solutions. The following companies have been identified as potential competitors due to their biometric focus and product mix: Identix, Bioscrypt, SAGEM, UPEK, Atrua and Authentec,

      In addition to the above-mentioned entities, it is conceivable that we could face future indirect competition and market encroachment from companies such as VeriSign International and RSA, which currently offer alternative security and digital identity solutions not based on biometrics. However, these organizations could also present interesting partnering opportunities via bundled service offerings.

Market Influences

      There are several factors that the Company believes will provide new opportunities or present new challenges for us. We believe that the primary market influences relate to regulatory, technological and cultural changes.

Regulatory Changes

      Regulatory issues will continue to change the landscape for our technology. We believe that many of these legislative changes will present significant opportunities, such as:

o HIPA - Health Insurance Portability and Accountability Act governs the privacy of health information, and securing access to that information. We believe that biometrics is well suited to this task.
o US-VISIT - The US Government is mandating that all visitors to the US be fingerprinted and have a digital photo taken. The US Government will soon require a biometric template (fingerprint) and digital photo in passports.
o Department of Defense - The US and other defense agencies are increasing security requirements at facilities and increasing security surrounding information assets. We believe that biometrics is well suited to meeting this challenge.
o National ID cards - Canada, UK, US, Italy, Australia, Bosnia, and other nations are evaluating national ID card programs. Many of these nations are also considering adding biometrics, and fingerprints in particular, as components of that ID card program..
o Electronic Voting - Many municipal, regional, and national governments are contemplating and/or implementing electronic voting systems to avoid the voting debacle that plagued the 2000 US presidential election. As such, there is a strong need to authenticate voters for onsite and remote electronic voting.

Technological Changes

      The biometrics industry is rapidly changing and we aim to remain at the leading edge of technology. In addition, we will focus on inventing, developing, and commercializing those technologies that we believe offer additional value to our customers.

Cultural Changes

      Biometrics is still a new technology to the majority of consumers and employees around the world. However, we believe that recent mandates by the U.S. government requiring biometrics in passports and other security initiatives are facilitating public acceptance and rollout of biometrics. In addition, as information security becomes increasingly important to an organization's risk management policies, we believe that biometrics is getting increased attention for implementation at workplaces. As workplace enrolment increases, we believe that personal use of biometrics will increase accordingly. In addition, our suite of applications is targeted to drive more rapid adoption rate of biometric-based solutions.

Market Segments

Financial Services

      The financial services industry has been slow to adopt biometrics as a core service offering. We believe that this is due to a number of factors, including cost, customer demand, risk vs. return of implementation, and availability of applications. We aim to change this scenario by offering financial services firms a variety of solutions aimed at increasing security; increasing convenience and offering a variety of authentication applications suitable for a broad organizational rollout.

      We will initially target those financial institutions that have the scale and market influence to push biometrics to their markets, as well as those institutions that are known for differentiating their service offering by providing leading edge technology and services. The strategy will be to concurrently encourage use of biometrics by other industries, encouraging the financial institutions to take notice.

Travel & Transportation

      Travel providers are looking for new ways to generate revenue and increase both safety and the convenience aspects of travel for their passengers. We plant to propose our solution as a business opportunity, not just a security solution. It is expected that travelers will be charged user and/or transaction fees by the travel provider in exchange for additional benefits gained by using the system. Target customers within this market segment include travel agents, travel reservations, airlines, airports, hotels, and other travel service providers.

      We currently have an agreement with Uniglobe, which is part of an international travel service provider, to pilot its technology for the purposes of confirming individual client itineraries and to approve the processing of travel service purchases with client customized payment instructions. Following the successful rollout, it is planned that this model will be expanded to include other industry travel partners such as airlines, hotels, etc.

Public Sector

      We believe that there are many opportunities in the public sector, including eGovernment, health care, and education. We believe that the authentication product suite has far reaching implications for members of this unique but broad-based environment.

      Specifically, we believe that our products are ideally suited to mimic traditional dynamic environments, for example, in the fields of electronic education, and industry accreditization. The authentication suite overcomes previously unaddressed variables including geographic diversity, can handle multiple users interacting in real-time and can control varying levels of clearance and access to allow for the appropriate flow of information.

      While we recognize that government opportunities offer potential for future sales, we also recognize that they generally yield a longer sales cycle to close. To that end, we are focusing on establishing strategic relationships and partnerships with a variety of public sector organizations and allied complementary markets to further our efforts within this market.

Retail

      We intend to actively pursue partnerships with leading retail organizations for product distribution purposes. It is expected that selected retailers will have the ability to sell components of the Authentication Service bundle and accordingly to share in revenues generated from the product/service sale. It is expected that additional transaction related fees will generally not be shared with partners as support and ongoing customer relationships will be managed by us.

      The strategy in pursuing the retail market is twofold: First, we believe that customers will be attracted to the VPAS product as a means of improving security and convenience for PC and web logon. As their comfort with the technology increases, we believe that these users will gravitate towards using other services within the Veridicom Authentication Service (digital signatures, authenticated payment, etc). Second, as more scanners get deployed into the market, we believe that other organizations could be inclined to adopt the Veridicom International solution to keep up with the demands of their customers.

Distribution

      We will approach our markets via a combination of direct sales and partnerships with international systems integrators and resellers. Some distributors are already in place as they were inherited from our previous structure, and, as such, we are currently in the process of evaluating the performance and suitability of those partners as we move forward.

Direct Sales

      We have a number of direct sales representatives in various regions around the world. These representatives will be responsible for both direct sales to strategic customers as well as supporting the network of channel partners and OEM relationships in various geographic regions.

Development and Distribution Partners

      Distribution partners will be evaluated based on performance, strategic value, future potential and/or additional value-add. Software Development Kits will be available to enable integration partners, development partners, and OEM's to develop specific applications or other devices around our product family.

OEM Integration

      We will also endeavor to integrate our sensors and authentication software with OEM's and computer manufacturers. In addition, we believe that further opportunities exist by integrating sensor chips with mobile devices such as PDA's and mobile phones.

Promotion

      A variety of strategies will be employed to promote our product and service portfolio. These initiatives include:

      o     Bundling of our services;
      o     Bundling with third party applications and software;
      o     Joint partnerships with leading industry organizations;
      o     Trade shows;
      o Leverage personal contacts and utilize network of key industry advisors; and
      o Leverage network of investment brokers and their clients. Transition investor support to market support.

Research and Development

      Research and development expenditure for fiscal 2005 was approximately $1,274,127. Research and development expenditure are in respect of salaries for personnel in product development, including hardware and software enhancements.

Legislative Actions and Potential New Accounting Pronouncements

      In order to comply with the newly adopted Sarbanes-Oxley Act of 2002 and proposed accounting changes by the Securities and Exchange Commission, we may be required to increase our internal controls, hire additional personnel and additional outside legal, accounting and advisory services, all of which could cause our general and administrative costs to increase. Proposed changes in the accounting rules, including legislative and other proposals to account for employee stock options as compensation expense among others, could increase the expenses that we report under Generally Accepted Accounting Practices and could adversely affect our operating results.

                                    EMPLOYEES

      As of May 1, 2006, we had a total of 12 employee on contract and/or commission.

      None of our employees are covered by a collective bargaining agreement. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.

                            DESCRIPTION OF PROPERTIES

      Our executive offices are located at Canada located at 21 Water Street, 5th Floor, Vancouver, British Columbia. We lease approximately 8,200 square feet of office space located at this location under a three-year lease, which expires in February 2007.

      We also maintain an office at 3800-999 3rd Avenue, Seattle, Washington. We have an agreement for use of office space at this location under an annual rental agreement. Under the terms of the agreement, we have the option to increase or decrease office space utilization on a monthly basis.

      We also maintain short-term tenancies for office space located in Washington, DC., London (UK) and Lahore (Pakistan).

      All of our facilities are in good repair.

      We believe that our existing facilities will be adequate to meet our needs for the foreseeable future. Should we need additional space, management believes it will be able to secure additional space at commercially reasonable rates.

                                LEGAL PROCEEDINGS

      In October 2002 the Company had licensed its OneView software to Global Alpha Corporation ("GAC"). In July 2003, the Company entered into a License Agreement ("the license") with GAC for an exclusive license to commercialize a certain computer software system ("the System") that is specified in the License Agreement ("the Agreement"). GAC alleges that the Agreement provides the Company
(a) pay an annual license fee (b) agree to keep accurate account of its business and operations concerning the license and (c) the Company grant GAC the right ("the Put Right") to sell the System to the Company and that the Company agrees to buy the System from GAC, on terms specified in the Agreement for the purchase price of $200,000. The Company has accrued the liability for the minimum annual license fees for the last two years to date amounting to $50,000 in its financial statements as at December 31, 2005.

      The Plaintiff has asserted a claim for breach of contract and breach of fiduciary duty in the Superior Court of California, Los Angeles County, Western District ("the Court"), which arise out of the alleged breach of the July 2003 Agreement discussed above. The Plaintiff is seeking damages on its breach of contract claim, damages for the Company's alleged breach of the license fee provision, damages for breach of fiduciary duty claim, as well as attorney's fees and pre-judgment interest on all damages according to proof at trial. On December 23, 2005, the Company filed a response to the complaint denying the material allegations and asserting numerous affirmative defenses. This matter is in the early stages of proceeding and the Court has set a trial setting conference for April, 2006 at which time the Court is expected to set a trial date. The Company intends to vigorously defend the matter and investigate the possibility of an out of court settlement.

      Five former employees of Veridicom, Inc. have filed claims against us with the Labor Commissioner in the State of California. The former employees allege that we owe unpaid wages, salaries and vacation pay for various periods between July 2000 and November 2003, prior to our acquisition, amounting to a total of $122,099. The Company has accrued for this liability in its financial statements as at December 31, 2005.

      On March 21, 2005 a former employee of Veridicom Inc. signed a letter of agreement to convert his claim of $ 61,054 into stock based on the closing price of the Company's common stock on that day of $2.40 per share, or a total of 25,439 shares.

      On March 28, 2003 the Company and one of the company's stockholders filed a lawsuit in Superior Court in the State of California against a former CEO of the Company. The lawsuit alleges a breach of fiduciary duty, negligence, fraud and breach of contract claiming the CEO did not devote his efforts to the Company's product development and market strategies or maximize the profit of the business. The lawsuit was settled with the former CEO agreeing to pay over $200,000 to the Company. This amount has not been recorded in the financial statements as the Company has not succeeded in collection of the same. In addition, the Company is a party to a number of other lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's operations, cash flows or financial position.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      Our executive officers and directors and their respective ages and positions as of June 5, 2006 are as follows:

Name                            Age     Position
----                            ---     --------
Paul Mann                       47      Chief Executive Officer, Chief Financial
                                        Officer, Secretary and Director
Daniel E. Stryker Jr.           50      President
Bill Cheung                     34      Director
Jeremy Coles                    51      Director
Shannon McCallum                41      Director
Hamid Baradaran                 44      Vice President, Hardware Development and
                                        Manufacturing

      Paul Mann, President, Chief Executive Officer, Chief Financial Officer, Secretary and Director. Mr. Mann has held a variety of international posts throughout Europe including: Sales and Marketing Manager, Erith PLC, England; National Sales and Marketing Director, Eurodata Limited, UK; and Sales and Marketing Director ASB Grunland, Ludwigsburgh, Germany. In Canada, Mr. Mann has served as President of an international business referral service linking global trade opportunities, and has worked to spearhead the international sales and marketing initiatives of The Business Development Corporation. Mr. Mann's background in international trade and international business development led to the creation of Cavio and since its inception in 1998, he has been its Chief Executive Officer.

      Daniel E. Stryker Jr., President. Mr. Stryker has over 20 years of successful technology sales and business development experience, focusing in the areas of enterprise solutions integration, internet security, e-business strategies, business intelligence and telecommunications. From August 2001 to date, Mr. Stryker has served as the Founder and CEO of Global Access Integrated Network Services LLC,("GAINS LLC") based in Verona, NJ. GAINS LLC is a Biometric Systems Integrator that specialises in fingerprint biometric enrollment services, project management, and providing complete biometric identification integration solutions and services.From February 2000 to August 2001, Mr. Stryker was the Vice President, Business Development and Worldwide Sales at Y-Point Inc.,located in Hazlet, NJ. Y-Point Inc. was a back-end web development company and systems integrator specialising in financial services and project management.Prior to February 2000, Mr. Stryker was based in Madison, NJ and served as the Director,Strategic Sales with Veridicom Inc., of Santa Clara, CA.

      Bill Cheung, Director. Mr. Cheung was appointed to our Board of Directors in May 2003. Mr. Cheung has been a partner of Manhattan Capital Partners, Inc., an investment advisory company, since 2002. Prior to that, Mr. Cheung spent ten years in the industrial manufacturing industry as a partner of National Plastics (China)and Sino Energy (Hong Kong).

      Jeremy Coles, Director. Mr. Coles was appointed to our Board of Directors in June 2004. Mr. Coles has been a managing director at Beaufort International Associates Limited since September 1998. Prior to that, Mr. Coles was a self-employed research and marketing consultant.

      Shannon McCallum, Director. Mr. McCallum was appointed to our Board of Directors in June 2004. Mr. McCallum has been employed with the U.S. Department of Defense for the past five years, where he has provided security risk management services for homeland defense matters. Mr. McCallum was previously president of The McCallum Risk Company, a private consulting company specializing in eCommerce risk, fraud detection and IT security infrastructure evaluations for homeland security. Mr. McCallum was also Manager, Internet Fraud Investigations & Security for Travelocity.com, a leading provider of online travel services.

      Hamid Baradaran, VP, Hardware Development and Manufacturing. Mr. Baradaran joined our company as our Vice President, Hardware Development and Manufacturing in July, 2004. Mr. Baradaran has over twenty-one years of diverse research and development experience with leading telecommunication/ data communication corporations. Mr. Baradaran also has over 15 years direct experience in hardware design and manufacturing, including IC and systems level design, having served as the director of hardware development in Califonia with Gluos Networks from 2002 to 2004, with Othios from 2000 to 2002 and with Alcatel USA from 1996. Mr. Baradaran has previously developed new products and has particular strengths in high-speed digital design, printed circuit board design, high-speed signal integrity, high-speed PCB layout, system electromechanical design & mechanical design. Mr. Baradaran has a Bachelor of Science in Electrical Engineering, received in 1982 from California State University, Fullerton, California. He has also been the recipient of several patents and awards.

      There are no family relationships between any of our directors or executive officers.

Executive Officers

      We have an employment agreement with Paul Mann. The remaining officers serve at the discretion of our board of directors and hold office until their successor is elected and qualified or until their earlier resignation or removal.

Board Committees

      Our Board does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board as a whole. We are not required to maintain such committees under the applicable rules of the Over-the-Counter Bulletin Board. None of our independent directors qualify as an "audit committee financial expert."

      The Board of Directors has not adopted a specific process with respect to security holder communications, but security holders wishing to communicate with the Board of Directors may do so by mailing such communications to the Board of Directors at our offices.

Code of Ethics

      We have not yet adopted a "code of ethics", as defined by the SEC, that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions. We are in the process of drafting and adopting a Code of Ethics.

Director Compensation

      Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. Directors are also eligible to receive annual stock option grants approved by the Board.

                             EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our "named executive officers."

                           Summary Compensation Table

  (a)                                                   (b)         (c)           (d)          (e)              (f)

                                                                                              Other          Restricted
                                                                  Salary         Bonus        Annual         Stock Award
Name and principal Position                            Year         ($)           ($)      Compensation          $
-----------------------------------                    ----       -------        -----     ------------      -----------
Charles Lesser, Former President                 (1)   2003        69,631                    14,369 (2)

Paul Mann, CEO                                         2004       175,000          --
Bashir Jaffer, CFO                                     2004       100,000          --
Hamid Baradanan, VP Hardware Development               2004       100,000          --
Terry Laferte, VP Software Development                 2004       100,000          --
Cameron Adams, VP Strategic Devt & Sales               2004       100,000          --

Paul Mann, CEO                                         2005       175,000          --
Bashir Jaffer, CFO                                     2005       100,000      (4) --
Hamid Baradanan, VP Hardware Development               2005       100,000          --

                       Summary Compensation Table (cont.)

                                                            Long Term Compensation
                                                            ----------------------
Annual Compensation                                  Awards                      Payouts
-------------------------------------------------------------------------------------------
                                                      (g)            (h)           (i)
                                                   Securities
                                                  Underlying        LTIP        All Other
                                                  Options/SARs     Payouts    Compensations
                                                      (#)            $)            ($)
                                                  ------------     -------    -------------
Charles Lesser, Former President                      60,000  (1)
                                                              (3)
Jeremy Coles, Director                                50,000
Shannon McCallum, Director                           100,000
Bill Cheung, Director                                      0
Paul Mann, CEO                                       200,000  (5)
Bashir Jaffer, CFO                                   100,000  (6)
Hamid Baradaran, VP Hardware Development             100,000

(1) Retained in April 2003.
(2) Represents premiums paid on an insurance policy.
(3) Options were originally granted on April 1, 2003 vesting 2,500 shares per month over a period of 24 months. Mr. Lesser resigned in February 2004 and at that time 24,000 options were vested. These options have now lapsed.
(4) Remuneration for certain officers is paid in Canadian currency at $130,000 per annum. These have been stated above as US $100,000 per annum.
(5) Stock options to the CEO & President consist of 150,000 options under the terms of his employment agreement and 50,000 options under the 2004 Stock Option Plan
(6) Mr. Jaffer resigned as CFO effective May 3, 2006. In accordance with the terms of the 100,000 options, they will expire 90 days after cessation of his employment.

Option/SAR Information

      The following table sets forth option granted by us to the named executive officers in the most recent fiscal year.

--------------------------------------------------------------------------------------------------------------
                                                Options/SAR Grants in Last Fiscal Year
                                                          Individual Grants

                                            No. of           Percent of
                                          Securities           Total
                                          Underlying         Options/SARs        Exercise
                                         Options/SARs         Granted to         or Base
                                            Granted          Employees in         Price         Expiration
Officer                                       (#)         Fiscal Year (1)(2)      ($/Sh)           Date
--------------------------------------------------------------------------------------------------------------
Paul Mann, CEO and President               200,000             27.59%              $1.79        See Note (3)

Bashir Jaffer (4)                          100,000             13.79%

Hamid Baradaran, VP Hardware               100,000             13.79%
--------------------------------------------------------------------------------------------------------------

(1) 1,155,000 stock options were granted in February and April 2005. Of these, 430,000 lapsed during the year and currently, the outstanding number of options are 725,000
(2) Options vest monthly over 24 months from the date of Grant for Directors and employees who were with the Company from March 1, 2004 to June 30, 2004. Options vest monthly over 24 months from the date of Grant for Directors and employees who were with the Company from March 1, 2004 to June 30, 2004. For directors and employees who joined on or after July 1, 2004 the options vest monthly over 36 months from the grant date.
(3) The shares will be free trading at the time of exercise of vested options. Options can only be exercised one year following the date of grant of the options. Options expire 5 years after the grant date or 90 days after cessation of employment or directorship
(4) Mr. Jaffer resigned effective May 3, 2006 and in accordance with its terms his options expire 90 days after cessation of employment.

Employment Agreements with Executive Officers

      We entered into an employment agreement with our current Chief Executive Officer, Paul Mann. The term of the agreement is one year and is automatically renewable. Under the terms of the agreement, Mr. Mann receives a base salary of $175,000 and is eligible for an additional bonus based on our revenue performance. Under the terms of this employment agreement, Mr. Mann is also entitled to a ten-year stock option for 150,000 shares of our common stock at an exercise price of $3.50 per share.

      We have not entered into employment agreements with our other executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We have entered into indemnification agreements with certain of our directors and executive officers pursuant to which we have agreed to indemnify any officer or director against all costs associated with the defense of any action brought against him or her in his/her capacity as our officer or director.

      We have entered into agreements with Manhattan Capital Partners ("Manhattan") and its affiliates to provide consulting and stock placement services. We paid Manhattan a total of $115,714 during the year ended December 31, 2005 and $316,028 during the year ended December 31, 2004. At December 31, 2003 Manhattan had advanced to us $110,005 in a non-interest bearing short-term loan, which was repaid in 2004. Manhattan is related due to one of the principals who is one of our directors.

      We have an unsecured, non-interest bearing short-term advance from Paul Mann, our CEO, in the amount of $83,719 as of December 31, 2005 (2004:
$218,899). These advances are without any specified repayment terms.

      We had an unsecured short term loan from Tall Enterprises Ltd. (a company controlled by Terry Laferte, a former officer of the Company) amounting to $64,000 as at December 31, 2004; bearing interest at 7% per annum and due on or before June 30, 2005. Thos loan was paid in full in March 2005.

      We have an unsecured loan from Global Ventures Advisors, a company controlled by a former director of our subsidiary in Pakistan, Veridicom Pakistan (Private) Ltd., as at December 31, 2005 amounting to $366,214; bearing interest at 12% per annum and due on or before June 30, 2007, with an option to convert to common stock in the event of default in repayment by the Company.

      In January 2005, the Company entered into a Consulting Agreement for a term of 24 months at $10,000 per month with Taktical Advisory Group of United Arab Emirates (UAE), a company affiliated with a former related party, for consulting services to develop strategic alliances, business development, securing distribution channels, and to provide representation in the UAE

      On November 3, 2003, Veridicom Inc. our subsidiary, entered into a five year Marketing and Distribution Agreement with Biocom Co. Ltd., ("Biocom") a Korean corporation and Gyung Min Kim, our former director. Under the terms of this Agreement Biocom was appointed as our exclusive distributor for all the sale and servicing of the Company's products in Korea.

      We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of June 5, 2006 by:

      o each person known by us to be the beneficial owner of more than 5% of our Common Stock;
      o     each of our directors;
      o     each of our executive officers; and
      o     our executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

      Unless indicated otherwise, the address for each person named is c/o Veridicom International, Inc., 21 Water Street, Vancouver, BC Canada V6B 1A1

                                                           Amount and Nature of
                                                           Beneficial Ownership       Percentage of Class
                                                           --------------------       -------------------
Named Executive Officers and Directors:
----------------------------------------
Paul Mann                                                      3,113,267 (1)                 6.7%
Hamid Baradaran                                                  100,000                     0.2%
Bill Cheung                                                      713,572 (2)                 1.5%
Shannon McCallum                                                 100,000                     0.2%
Jermey Coles                                                      83,268 (3)                 0.2%
Daniel E. Stryker Jr.                                                  0                       0%
All current directors and named officers as a group
(6 in all)                                                     4,110,107                     8.9%
5% Stockholders:
Dara Bashir Khan
F12 Off Hatim Alvi Road
Block 4 Old Clifton
Karachi Pakistan                                               3,750,000                     8.1%
Palmira Advisors S C
Avenida Palmira 142
Cuernavaca Morelos
62490 Mexico                                                   2,500,000                     5.4%

(1) Includes options to purchase 200,000 shares of Common Stock.
(2) Includes (i) options to purchase 285,714 shares of Common Stock, owned by Manhattan Capital Partners, LLC of which Mr. Cheung is a partner, (ii) options to purchase 150,000 shares of Common Stock and (iii) 277,858 shares in the name of Manhattan Capital Partners.
(3) Includes options and warrants to purchase an aggregate of 652,348 shares of Common Stock.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK


      We are authorized to issue up to 60,000,000 shares of common stock, par value $.001. As of June 5, 2006, there were 47,474,898 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


      We have appointed U. S. Stock Transfer Corporation, 1745 Gardena Ave., Glendale, CA 91204-2991, as transfer agent for our shares of Common Stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o short sales that are not violations of the laws and regulations of any state or the United States;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                                      Total
                                                  Shares Owned                        Number of       Percentage of
                                                  and Issuable                       Shares Owned     Common Stock
                                                  Upon Exercise      Number of          After          Owned After
                                                   of Warrants     Shares Offered   Completion of     Completion of
                   Name                          Before Offering     for Sale        Offering (1)     Offering (2)
----------------------------------------------   ---------------   --------------   -------------     -------------
RAB American Opportunities Fund Limited (3)          2,500,000        2,500,000               0               0%

Dara Bashir Khan                                     7,500,000        7,500,000               0               0%

Scarborough Limited (4)                              2,500,000        2,500,000               0               0%

Neil Craven                                          2,500,000        2,500,000               0               0%

Palmira Advisors S.C. (5)                            5,000,000        5,000,000               0               0%

Beaufort International Associates Limited (6)       12,500,000       12,500,000               0               0%


(1)   Assumes that all securities registered will be sold.
(2) Applicable percentage ownership is based on 47,474,898 shares of common stock outstanding as of June 5, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of June 5, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of June 5, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3) Benjamin Hill, exercises voting and dispositive power rights over the shares held by RAB American Opportunities Fund Limited.
(4) Clive Dakin, exercises voting and dispositive power rights over the shares held by Scarborough Limited.
(5) George Sandhu, exercises voting and dispositive power rights over the shares held by Palmira Advisors S.C.
(6) Tanvir Malik, exercises voting and dispositive power rights over the shares held by Beaufort International Associates Limited.


                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. Sichenzia Ross Friedman Ference LLP is also the owner of 50,000 shares of our common stock, which were issued in connection with the provision of legal services.

                                     EXPERTS

      Our financial statements as of December 31, 2005, and for the year then ended, have been included herein in reliance upon the report of Manning Elliott LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing. Our financial statements as of December 31, 2004 and for the year then ended have been included herein in reliance upon the report of AJ. Robbins, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Veridicom International, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS


For the Quarter Ended March 31, 2006 and 2005 (Unaudited)

Consolidated Balance Sheet                                                   F-1

Consolidated Statements of Operations and Other Comprehensive Income (Loss)  F-2

Consolidated Statements of Cash Flows                                        F-3

Notes to Consolidated Financial Statements                                   F-4

For the Years Ended December 31, 2005 and 2004

Report of Independent Registered Public Accounting Firms             F-20 - F-21

Consolidated Balance Sheets                                                 F-22

Consolidated Statements of Operations and Other Comprehensive
Income (Loss)                                                               F-23

Consolidated Statement of Changes in Stockholders' Equity                   F-24

Consolidated Statements of Cash Flows                                       F-25

Notes to Consolidated Financial Statements                                  F-26

PART I - FINANCIAL INFORMATION

ITEM 1 FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                     ASSETS

                                                                               March 31,     December 31,
                                                                                 2006           2005
                                                                             -------------  -------------
Current assets
  Cash                                                                               3,041  $           -
  Accounts receivable, net                                                         289,439         47,358
  Accounts receivable, related party                                               133,071        119,378
  Inventory                                                                        351,265        469,609
  Other current assets                                                             187,212         18,457
                                                                             -------------  -------------
    Total current assets                                                           964,028        654,802

Property & equipment, net                                                           83,205        107,897
Patents                                                                            200,000        200,000
Goodwill                                                                         2,570,806      2,570,806
Deferred finance costs, net                                                        721,863        807,969
                                                                             -------------  -------------
Total assets                                                                 $   4,539,902  $   4,341,474
                                                                             =============  =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Bank indebtedness                                                          $           -            769
  Accounts payable                                                               1,693,591  $   1,456,722
  Accrued expenses                                                               1,155,075        980,008
  Due to related party                                                             120,591        117,237
  Notes payable, current portion                                                    80,050         80,050
  Notes payable - related party, current portion                                    53,000         53,000
  Convertible notes payable, current portion                                       556,753        393,529
  Other current liabilities                                                         52,304         52,306
                                                                             -------------  -------------
    Total current liabilities                                                    3,711,364      3,133,621

Notes payable, less current portion                                                366,214        366,214
Notes payable - related parties, less current portion                               36,812         36,812
Convertible notes payable, less current portion                                          -        226,121
Other liabilities                                                                   88,991         89,044

Noncontrolling interest                                                             33,136         28,980

Contingencies and Commitments (Notes 1 and 8)

Stockholders' equity (deficit)
  Preferred stock, $.001 par value, 2,000,000 shares authorized; NIL issued
   and outstanding                                                                       -              -
  Common stock, $.001 par value, 60,000,000 shares authorized;
   45,296,398 and 26,246,981 shares issued and outstanding, Respectively            45,296         26,246
  Additional paid in capital                                                    21,780,444     20,804,835
  Accumulated other comprehensive loss                                            (230,428)      (230,634)
  Deficit                                                                      (21,291,927)   (20,139,765)
                                                                             -------------  -------------
    Stockholders' equity (deficit)                                                 303,385       (430,628)
                                                                             -------------  -------------
Total liabilities and stockholders' equity (deficit)                         $   4,539,902  $   4,341,474
                                                                             =============  =============

         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
       CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                                   (UNAUDITED)

                                                                                 2006           2005
                                                                             -------------  -------------
Revenues
  Revenue                                                                    $     299,152  $      80,576
  Cost of goods sold                                                               179,267         22,694
                                                                             -------------  -------------
  Gross profit                                                                     119,885         57,882

Expenses
  General and administrative                                                       562,837        742,681
  Research and development                                                         160,849        293,323
  Depreciation                                                                      24,692         17,267
                                                                             -------------  -------------
Loss from operations                                                              (628,493)      (995,389)

  Other (income) expense:
  Other (income) loss                                                                1,140         (4,637)
  Interest expense                                                                 518,372        476,321
  (Gain) on forgiveness of debt                                                          -       (151,675)
                                                                             -------------  -------------
Loss before noncontrolling interest                                             (1,148,005)    (1,324,672)

Noncontrolling interest                                                             (4,157)        (4,871)
                                                                             -------------  -------------
Net loss                                                                        (1,152,162)    (1,329,543)

Other comprehensive income:
  Foreign currency translation                                                         206          3,273
                                                                             -------------  -------------
Total comprehensive (loss)                                                   $  (1,151,956) $  (1,326,270)

Loss per share (basic and diluted)                                           $       (0.04) $       (0.09)

Weighted average common shares
  (basic and fully diluted)                                                     32,380,000     15,594,000


         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                               March 31,      March 31,
                                                                                 2006           2005
                                                                             -------------  -------------
Operating activities:
Net loss from operations                                                     $  (1,152,162) $  (1,329,543)

Adjustments to reconcile net loss to net cash used in operating activities
  Amortization of property and equipment                                            24,692         17,267
  Amortization of deferred financing costs                                          86,106              -
  Stock based compensation                                                         135,090        179,295
  Common shares issued for services rendered                                       243,750              -
  Gain on forgiveness of debt                                                            -       (151,675)
  Accretion of interest expense on convertible debt                                267,872        449,385
  Minority interest                                                                  4,157          4,871

Change in operating assets and liabilities:
  Accounts receivable                                                             (242,081)           364
  Related party receivables                                                        (13,719)       (82,468)
  Inventory                                                                        118,344          2,133
  Other assets                                                                    (168,784)         5,003
  Accounts payable                                                                 252,518       (451,132)
  Accrued expenses                                                                 175,329        (14,628)
  Due to related parties                                                             3,354        (33,821)
  Other current liabilities                                                            (53)         2,575
  Bank indebtedness                                                                   (769)             -
                                                                             -------------  -------------
Net cash used in operating activities                                             (266,356)    (1,402,374)
                                                                             -------------  -------------

Investing activities:
  Purchase of property and equipment                                                     -         (3,293)
                                                                             -------------  -------------
Net cash used in investing activities                                                    -         (3,293)

Financing activities:
  Proceeds from notes payable                                                            -      1,700,000
  Payment on notes payable                                                               -       (241,467)
  Deferred finance costs                                                                 -       (221,707)
  Collection of subscription receivables                                                 -        420,000
  Payment of offering costs/commission                                             (24,000)        (5,000)
  Proceeds from issuance of common shares, net                                     300,000        100,650
                                                                             -------------  -------------
Net cash provided by financing activities                                          276,000      1,752,476
                                                                             -------------  -------------
Effect of exchange rate changes on cash                                             (6,603)         3,273
                                                                             -------------  -------------
Increase in cash                                                                     3,041        350,082
Cash, beginning of period                                                                -         53,866
                                                                             -------------  -------------
Cash, end of period                                                          $       3,041  $     403,948
                                                                             =============  =============
Supplemental disclosures of cash flow information
  Interest paid                                                                          -         10,000
  Income taxes paid                                                                      -              -

Non-cash investing and financing activities
Common shares issued for settlement of debt                                        339,819              -

         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS

Veridicom International, Inc., (the Company, formerly known as Alpha Virtual, Inc. ("Alpha") is a Delaware Corporation formerly headquartered in California that was formed on September 9, 1987. The name of the Company was changed to Veridicom International, Inc. in February 2004. The Company consolidated its corporate offices in April 2004 and is now headquartered in Vancouver, British Columbia.

The legal entity, Alpha, retained its name until it was changed to Veridicom International, Inc. in February 2004. In May 2005, the name of the subsidiary company in Pakistan was changed to Veridicom Pakistan (Private) Limited.

The Company operates as one operating segment which is the development, manufacture and sale of capacitive fingerprint sensors, computer peripherals and software related to the use of its fingerprint authentication technology.

On January 21, 2004, Veridicom International (Canada) Inc. was formed to be the Canadian operating company to disburse expenses and payroll costs in Canada for the Company.

The Company has five subsidiaries: Esstec Inc.("Esstec"), Veridicom Pakistan (Private) Limited ("Pakistan"), Veridicom Inc., Cavio Corporation ("Cavio"), and Veridicom International (Canada) Inc. ("Canada Inc").

Esstec is a professional services company that focuses on e-commerce initiatives, interactive multimedia, and mobile software applications for clients in various industries, including the telecommunications and entertainment industries. Since 2004, Esstec has not had any significant revenues or incurred any significant expenses.

Pakistan was incorporated on April 19, 2000 to establish the business of software development for the international markets and to export software and technology. Esstec owns approximately 63.4% of Pakistan.

Veridicom Inc. designs, manufactures and delivers hardware and software products that enable strong authentication solutions based on fingerprint biometrics. Veridicom Inc. markets a complete fingerprint biometrics platform on which applications can be built.

Cavio produces technology tools designed to protect users from fraud, misrepresentation, security and privacy issues by allowing users to biometrically authenticate themselves to secure control access and confirm identity across a number of industries.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $1,152,162 and has a working capital deficit of $2,747,336, which raises substantial oubt about its ability to continue as a going concern. The Company is currently devoting its efforts to raising additional capital to finance on-going operations and for transitioning from research and development to manufacturing and sales of its products. The Company's ability to continue as a going concern is dependent upon its

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS (continued)

ability to develop additional sources of capital, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements reflect all adjustments that, in the opinion of management, are considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.

The historical results for fiscal 2006 and 2005 include the Company and all its subsidiaries.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its subsidiaries Esstec, Pakistan, Veridicom Inc., Cavio, and Canada Inc. All significant intercompany balances and transactions have been eliminated upon consolidation. Non-controlling interest reflects the ownership of non-controlling shareholders in the issued share capital of Pakistan, a consolidated subsidiary less than wholly-owned.

Cash and Cash Equivalents

its subsidiaries Esstec, Pakistan, Veridicom Inc., Cavio, and Canada Inc. original maturities of three months or less to be cash equivalents.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles used in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory

Inventory consists primarily of various sensors, including VKIs, combos and parallel port units. Inventory is valued at lower of cost (first-in, first-out) or market.

Inventory also includes work in process, at cost, which consists of actual costs incurred by the Company to March 31, 2006, in respect of manufacturing and production costs for fingerprint sensors and VKIs which were in production and unfinished as at March 31, 2006.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Furniture and Equipment

Furniture and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 3-7 years. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, notes payable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

Concentrations of Credit Risk

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. Aggregate potential credit losses have so far not exceeded management's expectations.

Advertising Expenses

Advertising costs are charged to operations as incurred. During the three months in 2006 and 2005, the Company incurred $2,597 and $24,675 for marketing and advertising costs, respectively.

Long Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Transactions/Balances

The Company translates the financial statements of foreign subsidiaries in accordance with SFAS No. 52, "Foreign Currency Translation". Assets and liabilities of foreign

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Transactions/Balances (continued)

subsidiaries denominated in foreign currencies are translated into US dollars at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity as accumulated other comprehensive income or loss.

Pakistan considers the Pakistan Rupee to be the functional currency of its operations. Cavio and Canada Inc. consider the Canadian Dollar to be the functional currency of their operations. The reporting currency of the Company is the U.S. dollar; accordingly, all amounts included in the financial statements have been translated into U.S. dollars.

Exchange Rates                                    For the three months ending    For the three months ending
(indirect quotation)                                    March 31, 2006                  March 31, 2005
-----------------------------------------------------------------------------------------------------------
Rupee Average                                               .01665                       .01683
Rupee Period end                                            .01663                       .01684
Canadian Dollar Average                                     .86409                       .81500
Canadian Dollar Period end                                  .85682                       .82672

Patents

The Company has several international patents for its biometric technology, as well as several pending patent applications. The patents are being carried at a fair value of $200,000.

Impairment of Goodwill

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), the Company tests goodwill for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis in the fourth quarter or more frequently if the Company believes indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. The Company generally determines the fair value of its reporting units using the income approach methodology of valuation that includes the discounted cash flow method as well as other generally accepted valuation methodologies. If the carrying amount of a reporting unit exceeds the reporting unit's fair value, the Company performs the second step of the goodwill impairment test to determine the amount of impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit's goodwill with the carrying value of that

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Goodwill (continued)

goodwill. If the actual results, or the plans and estimates, used for future impairment analysis are lower from the original estimates used to assess the recoverability of those assets, the Company could incur additional impairment charges

Revenue Recognition

In accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), the Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. These criteria are usually met at the time of product shipment.

Revenue from software licenses and maintenance agreements is recognized in accordance with the provisions of SOP 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.

The Company records reductions to revenue for estimated product returns and pricing adjustments, such as competitive pricing programs and rebates, in the same period that the related revenue is recorded. The amount of these reductions is based on historical sales returns, analysis of credit memo data, specific criteria included in rebate agreements, and other factors known at the time.

Pakistan recognizes revenue at the point/time the software is delivered/exported.

Veridicom Inc. and the Company recognize revenues at the point of shipment of products.

Allowance for doubtful accounts

The Company continually monitors timely payments and assesses any collection issues. The allowance for its bad debts is based on the Company's detailed assessment of the collectibility of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

Stock Based Compensation

Prior to January 1, 2006, the Company accounted for stock-based awards under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" which established a fair value based method of accounting for stock based awards. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R "Share Based Payments" ("SFAS 123R"), using the modified retrospective transition method. There was no effect on the Company's reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation (continued)

Share based payments made by the Company have been valued at the market value of our common stock on the date the transaction was entered into or have been valued using the Black Scholes Option Pricing Model to estimate the fair market value.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities.

Comprehensive Loss

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive loss and its components in the consolidated financial statements. Accumulated other comprehensive loss presented in these consolidated financial statements resulted from translations of foreign currency financial statements.

Software Development Costs

Costs related to the development of products and software are expensed as incurred until technological feasibility in the form of a working model has been established in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The time period between the establishment of technological feasibility and completion of product development is expected to be short, therefore the Company has not capitalized any product development costs during the presented periods.

Earnings Per Common Share

The Company computes earnings (loss) per common share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS No. 128). This statement simplifies the standards for computing earnings per share (EPS) previously found in Accounting Principles Board Opinion No. 15, Earnings Per Share, and makes them more comparable to international EPS standards. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. In addition, the Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Warranty

The Company's products carry a limited warranty from manufacturing defects for a period of one year from the date of purchase. The Company's liability is limited to the repair or replacement of the defective product. To date there have been no significant costs incurred by the Company for warranty claims.

In future years the Company intends to establish reserves for estimated product warranty costs at the time revenue is recognized based upon its historical warranty experience, and additionally for any known product warranty issues.

Shipping and Handling Costs

The Company's shipping and handling costs are normally included in cost of sales.

Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets, an Amendment of FASB Statement No. 140," (hereinafter "SFAS No. 156). This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially recorded at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement No. 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140," (hereinafter SFAS No.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

155). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid instrument that contains an embedded derivative that would otherwise require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

Reclassifications

Certain reclassifications have been made to prior period financial statements to conform to the current period presentation.

NOTE 3 - ACCOUNTS RECEIVABLE, RELATED PARTY

The Company inadvertently repaid a note of $82,501 that was previously converted to equity. This amount is fully collectible as of March 31, 2006.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                                   March 31,
                                                                     2006
Tooling equipment                                                $     203,651
Furniture and fixtures                                                  33,932
Office equipment                                                        31,891
Computer hardware                                                      289,852
Computer software                                                      163,162
Vehicles                                                                27,422
--------------------------------------------------------------------------------
                                                                       749,910
Less accumulated depreciation and amortization                         666,705
--------------------------------------------------------------------------------
Net carrying value                                               $      83,205

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5 - NOTES PAYABLE TO RELATED PARTY

Also included in notes payable to related party are $25,000 due to an affiliate of one of the subsidiaries of the Company and $28,000 due to ten former officers of the Company.

The Company has notes payable totaling $446,263 bearing interest at rates from 10%-12% per annum, maturing between January and July 2007.

Unsecured, non-interest bearing short term advances from the Company's Chief Executive Officer, amounted to $85,079 as at March 31, 2005 (December 31, 2005:
$83,719). These advances are without any specified repayment terms.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company has entered into agreements with Manhattan Capital Partners ("Manhattan") and its affiliates to provide consulting and stock placement services. The Company paid Manhattan a total of $ nil during the period ended March 31, 2006 (December 31, 2005 - $150,714).

NOTE 7 - COMMON STOCK

Common Stock Issued during the three months ended March 31, 2006

A total of 7,500,000 shares were issued for $300,000 in cash less offering costs of $24,000.

A total of 2,500,000 shares, having a fair value of $243,750, were issued for payment of legal services rendered.

A total of 2,500,000 shares were issued for converting $100,000 of accounts payable.

The Company also issued 6,549,417 shares for converting $239,818 owed to note holders of a private placement.

Stock-Based Compensation

In April 2004 the Company adopted the 2004 Stock Option, Deferred Stock, and Restricted Stock Plan ("the Plan") effective June 25, 2004, which provides for the granting of options to officers, directors, consultants, employees, and advisors. 2,000,000 shares of common stock are reserved under the Plan for the granting of options. The Plan is in effect until June 25, 2014. The options are exercisable to purchase stock for a period of up to ten years from the date of grant. The stock options vest monthly over a thirty-six-month period.

Activity under the Company's stock option plan is as follows:

On February 7, 2005, the Board of Directors of the Company approved the granting of 1,155,000 options to officers, directors and employees of the Company under the Plan.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 7 - COMMON STOCK (continued)

Stock-Based Compensation (continued)

The fair value of the vested options of $63,270 for the three month period ended March 31, 2006 was estimated using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.43% and an expected volatility of 209%. The fair value of vested options during the year has been expensed as stock based compensation.

                                                       March 31, 2006
                                                  --------------------------
                                                                 Weighted
                                                                  Average
                                                                 Exercise
                                                   Number          Price
                                                  -----------  -------------
Balance, December 31, 2005                          3,174,294  $        2.02
Granted                                                     -              -
Exercised                                                   -              -
Forfeited/Expired                                           -              -
                                                  -----------  -------------

Balance, March 31, 2006                             3,174,294  $        2.02
                                                  ===========  =============

Additional information regarding options outstanding as at March 31, 2006 is as follows:

                                       Outstanding                            Vested and Exercisable
                    ---------------------------------------------------  ----------------------------------
      Range of                            Weighted
                                          average         Weighted                           Weighted
                                         remaining         average                            average
  Exercise prices      Number of        contractual    exercise price       Number of     exercise price
         $               shares         life (years)         ($)              shares             $
-----------------------------------------------------------------------------------------------------------
    0.00 - 1.00               294,426              2.76           0.70            294,426             0.70
    1.01 - 2.00             2,022,368              3.03           1.47          1,297,368             1.30
    2.01 - 3.00                     -                 -              -                  -                -
    3.01 - 4.00               712,500              2.02           3.50            712,500             3.50
    4.01 - 5.00               145,000              2.00           5.00            145,000             5.00
                    ---------------------------------------------------  ----------------------------------
                            3,174,294                                           2,449,294
                    ===================================================  ==================================

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 7 - COMMON STOCK (continued)

Stock-Based Compensation (continued)

The following table summarizes the continuity of the Company's warrants to acquire additional shares:

                                                                   Weighted
                                                                    average
                                                                   exercise
                                                     Number of       price
                                                     Warrants          $
                                                    -----------  -------------
Balance, December 31, 2005                           11,783,145  $        3.75
Issued                                                        -              -
Exercised                                                     -              -
Lapsed                                                        -              -
                                                    -----------  -------------

Outstanding, March 31, 2006                          11,783,145  $        3.75
                                                    ===========  =============

As at March 31, 2006, the outstanding warrants have a weighted average life of
3.50 years

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Employment Agreement

The Company entered into an employment agreement with its President and Chief Executive Officer effective February 20, 2004 for one year providing for an annual salary of $175,000, a ten-year stock option to purchase 150,000 shares of the Company's common stock at $3.50 per share, and an annual bonus of $20,000 for every $1.5 million in gross consolidated revenue of the Company for said year. The agreement is automatically renewable, and no revisions have been made to the original agreement.

The stock options vest monthly over a twenty-four month period. The fair value of the current quarter vested options of $71,820 was estimated using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.79% and an expected volatility of 293%. The fair value of vested options during the year has been charged to operations as stock based compensation.

Litigation

In October 2002 the Company had licensed its OneView software to Global Alpha Corporation ("GAC"). In July 2003, the Company entered into a License Agreement ("the license") with GAC for an exclusive license to commercialize a certain computer software system ("the System") that is specified in the License Agreement ("the Agreement"). GAC alleges that the Agreement provides the Company
(a) pay an annual license fee (b) agree to keep accurate account of its business and operations concerning the license and (c) the Company grant GAC the right ("the Put Right") to sell the System to the Company and that the Company agrees to buy the System from GAC, on terms specified in the Agreement for the purchase price of $200,000. The

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 8 - COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

Company has accrued the liability for the minimum annual license fees for the last two years to date amounting to $50,000 in its financial statements as at December 31, 2005.

The Plaintiff has asserted a claim for breach of contract and breach of fiduciary duty in the Superior Court of California, Los Angeles County, Western District ("the Court"), which arise out of the alleged breach of the July 2003 Agreement discussed above. The Plaintiff is seeking damages on its breach of contract claim, damages for the Company's alleged breach of the license fee provision, damages for breach of fiduciary duty claim, as well as attorney's fees and pre-judgment interest on all damages according to proof at trial. On December 23, 2005, the Company filed a response to the complaint denying the material allegations and asserting numerous affirmative defenses. This matter is in the early stages of proceeding and the Court has set a trial setting conference for April, 2006 at which time the Court is expected to set a trial date. The Company intends to vigorously defend the matter and investigate the possibility of an out of court settlement.

Five former employees of Veridicom Inc. have filed claims against the Company with the Labor Commissioner in the State of California. The former employees allege that the Company owes unpaid wages, salaries and vacation pay for various periods between July 2000 and November 2003 amounting to a total of $122,099. The Company has accrued for this liability in its financial statements as at March 31, 2006.

On March 21, 2005 one of the claimants signed a letter of agreement to convert his claim of $ 61,054 into stock based on the closing price of the Company's common stock on that day of $2.40 per share, or a total of 25,439 shares for his entire claim. However, this settlement is subject to obtaining certain waivers and documents from the holders of the Company's Callable Secured Convertible Notes.

On March 28, 2003 the Company and one of the company's stockholders filed a lawsuit in Superior Court in the State of California against a former CEO of the Company. The lawsuit alleges a breach of fiduciary duty, negligence, fraud and breach of contract claiming the CEO did not devote his efforts to the Company's product development and market strategies or maximize the profit of the business. The lawsuit was settled with the former CEO agreeing to pay over $200,000 to the Company. This amount has not been recorded in the financial statements as the Company has not succeeded in collection of the same.

In addition, the Company is a party to a number of other lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's operations, cash flows or financial position.

Agreements

On November 3, 2003, Veridicom Inc. a subsidiary of the Company, entered into a five year Marketing and Distribution Agreement with Biocom Co. Ltd., ("Biocom") a Korean corporation and Gyung Min Kim, a director of the Company. Under the terms of this

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 8 - COMMITMENTS AND CONTINGENCIES (continued)

Agreements (continued)

Agreement, Biocom was appointed as the Company's exclusive distributor for all the sale and servicing of the Company's products in Korea

The Company entered into a Non-Excusive Agreement with KirwanGier for assisting in equity placements on August 5, 2004 for a term of six months. The agreement was terminated on October 6, 2004. Under the terms of the agreement, the Company was to issue warrants to purchase 100,000 shares of the Company's common stock at $3.50 per share. The Company will not issue these warrants due to non-performance on the part of KirwanGier.

The Company entered into an agreement with Carpe DM on August 23, 2004 for investor relations services for a term of one year. The terms of the agreement are pending approval of the Board of Directors of the Company and include monthly fees of $2,500 to $5,000 and the issuance of warrants to purchase 150,000 shares of the Company's common stock at $3.50 per share. Additional warrants for a further 150,000 shares may be issued at similar terms dependent upon attainment of specific performance targets. The Agreement was terminated in September 2005.

In January 2005, the Company entered into a Consulting Agreement for a term of 24 months at $10,000 per month with Taktical Advisory Group of United Arab Emirates (UAE), a company affiliated with a former related party, for consulting services to develop strategic alliances, business development, securing distribution channels, and to provide representation in the UAE.

Leases

In February 2004 the Company entered into a three year operating lease for its corporate office space in Vancouver, Canada. The Company is required to pay basic rent and estimated operating expenses monthly of $16,451.The lease expires at the end of February, 2007. The Company also maintains short-term month to month tenancies for office spaces located in Seattle (Washington), London (UK) and Lahore (Pakistan).

Rent expense was $39,856 and $41,433 for the three months ended March 31, 2006 and 2005 respectively.

NOTE 9 - LONG-TERM DEBT

On August 16, 2005, the Company completed the third of three equal rounds of a private placement having previously completed the first and second rounds in previous quarters, whereby the Company issued an aggregate of $5,100,000 worth of 10% callable secured notes convertible into shares of common stock of the Company and warrants to purchase up to an aggregate of 10,200,000 shares of common stock of the Company to certain accredited investors. In the third round, $80,000 was outstanding and deemed uncollectible and has been written off. The warrants are exercisable at any time for a period of five years from the date of issuance. The Series A Warrants have an exercise price of $3.00 per share and the Series B Warrants have an exercise price of $5.00 per share. As consideration for the placement agent services in connection with the private placement, the Company is obligated to issue warrants to purchase up to 107,087 shares of its common stock at an exercise price of $1.27 per share and cash

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 9 - LONG-TERM DEBT (continued)

commissions in the amount of $136,000 for each round of the private placement. Also, the Company was obligated, and has issued, one time warrants to purchase up to 100,000 shares of its common stock at an exercise price of $3.50 per share.

The Notes are convertible into the Company's common stock at a conversion price equal to $1.27, which is seventy percent (70%) of the initial market price of $1.81 as defined in the agreement using the Volume weighted Average Price ("VWAP"); provided however, that if an event of default shall have occurred and be continuing, the conversion price shall be equal to the lesser of (i) fifty percent (50%) of the initial market price or (ii) the variable conversion price, defined as the applicable percentage multiplied by the average of the average daily prices for the common stock for the five (5) days prior to the date the conversion notice is sent by the holder of the notes to the Company. The Notes have a term of 36 months and bear interest at 10% per annum, which is payable monthly; provided, however, that the interest rate shall reset at 0% for any monthly period in which the Company's stock price is greater than 125% of the "Initial Market Price," which is defined as 100% of the volume weighted average of the Company's common stock for the five days immediately prior to closing, as reported on the Over-the-Counter Bulletin Board. Since October 1, 2005 the Company is in default in making repayments of principal and interest due on these Notes, and as at March 31, 2006, $556,988 (December 31, 2005 - $317,170)
of the Notes have been converted.

As an inducement to participate in the Private Placement, the Company granted the Note Holders a security interest in all of its intellectual property.

The fair value of the beneficial conversion feature for these convertible notes and warrants issued was estimated using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.43% and an expected volatility of 187%, 185% and 187% for the first, second and third rounds of the private placement, respectively. The fair value of the beneficial conversion feature of $3,788,166 has been capitalized as a discount on notes and is being amortized over the three-year term of the Notes. The amortization for the three months period of $267,835 is being recorded as interest expense over the three-year term of the notes.

The Company also recorded interest expense of $402,269, $294,368 and $615,196 related to the beneficial conversion features for the first, second and third rounds, respectively.

The Company incurred a total of $493,707 in legal expenses and commissions to complete all three rounds of the private placement. These costs are being capitalized and amortized over the three-year term of the Notes.

The Company also recorded, as deferred finance costs, the fair value of 321,261 warrants issued as consideration for the three completed rounds of the private placement. The fair value of these warrants was estimated at $539,579 using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.43% and an expected volatility of 187%, 185% and 187% for the first, second and third rounds of the private placement, respectively.

The fair value of the deferred finance costs have been capitalized and are being amortized over the three-year term of the Notes.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 9 - LONG-TERM DEBT (continued)

On March 28, 2006, the Company extended a special warrant offer (the "Special Warrant Offer") to all holders of the Company's Series A and Series B Warrants issued on February 25, 2005, April 29, 2005 and August 16, 2005 expiring five years after such dates (the "Original Warrants"). As part of the Special Warrant Offer, the exercise price of the Original Warrants was reduced to $0.04 per share (the "Reduced Exercise Price").

The Special Warrant Offer commenced on 11 a.m. Eastern Time on March 30, 2006 and expired at 5:00 p.m. Eastern Time on April 10, 2006. Thereafter, all the Original Warrants that were not exercised pursuant to the Special Warrant Offer continue to retain all of their previous rights and remain in full force and effect. A total of 8,400,000 Series A and Series B Warrants for gross proceeds of $336,000 were exercised by certain holders for cash, which also resulted in reinstatement of 6,046,096 shares of the Company's common stock previously issued to such holders and the reinstatement of the principal amounts of $184,133 of the Callable Secured Convertible Notes.

NOTE 10 - SEGMENT DISCLOSURES

The Company operates as one operating segment which is the development, manufacture and sale of capacitive fingerprint sensors, computer peripherals and software related to the use of its fingerprint authentication technology. The Chief Executive Officer is the Company's Chief Operating Decision Maker (CODM) as defined by SFAS 131, "Disclosure about Segments of an Enterprise and Related Information." The CODM allocates resources and assesses the performance of the Company based on the results of operations.


NOTE 11 - SUBSEQUENT EVENTS

On May 3, 2006, the Chief Financial Officer and Secretary of the Company resigned his position. Subsequent to the foregoing resignation, the Company's Chief Executive Officer was appointed to serve as the interim Chief Financial Officer and Secretary of the Company until a permanent replacement is secured.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                          INDEX TO FINANCIAL STATEMENTS


                                                                          PAGE


Reports of Independent Registered Public Accounting Firms                  F-20

Consolidated Balance Sheets                                                F-22

Consolidated Statements of Operations and Other Comprehensive
 Income (Loss)                                                             F-23

Consolidated Statement of Changes in Stockholders' Equity (Deficit)        F-24

Consolidated Statements of Cash Flows                                      F-25

Notes to Consolidated Financial Statements                                 F-26

MANNING ELLIOTT                            11th floor, 1050 West Pender Street,
CHARTERED ACCOUNTANTS                      Vancouver, BC, Canada V6E 3S7
                                           Phone: 604.714.3600 Fax: 604.714.3669
                                           Web: manningelliott.com

             Report of Independent Registered Public Accounting Firm


To the Directors and Stockholders
Veridicom International, Inc.

We have audited the accompanying consolidated balance sheet of Veridicom International, Inc. as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The accompanying consolidated balance sheet of Veridicom International, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, were audited by other auditors in their report dated February 11, 2005. Those auditors expressed an unqualified opinion on those consolidated financial statements and included an explanatory paragraph describing the substantial doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Veridicom International, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has incurred significant operating losses from operations. The Company will need additional equity/debt financing to sustain operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Manning Elliot LLP

CHARTERED ACCOUNTANTS
Vancouver, Canada
April 14, 2006

                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Veridicom International, Inc.
Seattle, Washington

We have audited the accompanying consolidated balance sheet of Veridicom International, Inc. as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Veridicom International, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
February 11, 2005

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                                        2005            2004
                                                                   ------------    ------------
Current assets
   Cash                                                            $         --    $     53,866
   Accounts receivable, net                                              47,358          15,791
   Accounts receivable, related party                                   119,378          32,794
   Subscriptions receivable                                                  --         420,000
   Inventory                                                            469,609          72,793
   Other current assets                                                  18,457          26,603
                                                                   ------------    ------------
      Total current assets                                              654,802         621,847

Property & equipment, net                                               107,897         206,697
Patents                                                                 200,000         200,000
Goodwill                                                              2,570,806       4,728,546
Deferred finance costs, net                                             807,969              --
Other assets                                                                 --           3,302
                                                                   ------------    ------------
                                                                   $  4,341,474    $  5,760,392
                                                                   ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Bank indebtedness                                                        769              --
   Accounts payable                                                $  1,456,722    $  1,808,828
   Accrued expenses                                                     980,008         785,889
   Due to related party                                                 117,237         610,003
   Notes payable, current                                                80,050         254,549
   Notes payable, related party                                          53,000         582,681
   Notes payable, current portion of convertible notes payable          393,529              --
   Other current liabilities                                             52,306          37,799
                                                                   ------------    ------------
      Total current liabilities                                       3,133,621       4,079,749

Notes payable, related parties, less current portion                     36,812              --
Convertible notes payable, less current portion                         226,121              --
Notes payable, less current portion                                     366,214
Other liabilities                                                        89,044              --

Noncontrolling interest                                                  28,980          18,698

Commitments and contingencies

Stockholders' equity
   Preferred stock, $.001 par value 2,000,000
   authorized; NIL issued and outstanding                                    --              --
   Common stock, $.001 par value, 60,000,000
   authorized; 26,246,981 and 15,781,107 issued and outstanding,
   respectively                                                          26,246          15,781
   Additional paid in capital                                        20,804,835      13,591,671
   Accumulated other comprehensive loss                                (230,634)       (144,695)
   Deficit                                                          (20,139,765)    (11,800,812)
                                                                   ------------    ------------
      Stockholders' equity                                              460,682       1,661,945
                                                                   ------------    ------------
                                                                   $  4,341,474    $  5,760,392
                                                                   ============    ============

         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
       CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                      2005              2004
                                                 ------------      ------------
   Revenue                                       $    392,734      $    384,853
   Cost of goods sold                                 344,764           212,063
                                                 ------------      ------------
   Gross profit                                        47,970           172,790

Expenses
   General and administrative                       3,526,264         3,441,793
   Research and development                         1,274,127           495,577
   Depreciation                                       158,172            47,188
   Impairment of goodwill                           2,157,740                --
                                                 ------------      ------------
Loss from operations                               (7,068,333)       (3,811,768)

Other income (expense):
   Other income                                       545,291           179,344
   Interest expense                                (2,000,249)          (94,145)
   Gain on forgiveness of debt                        194,620                --
                                                 ------------      ------------
Loss before noncontrolling interest                (8,328,671)       (3,726,569)

Noncontrolling interest                               (10,282)            6,308
                                                 ------------      ------------
Net loss                                           (8,338,953)       (3,720,261)

Other comprehensive loss:
   Foreign currency translation                       (85,939)         (141,002)
                                                 ------------      ------------
Total comprehensive loss                         $ (8,424,892)     $ (3,861,263)
                                                 ============      ============

Loss per share (basic and diluted)               $      (0.55)     $      (0.27)

Weighted average common shares
 (basic and fully diluted)                         15,060,000        14,416,000


              SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
       CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'EQUITY (DEFICIT)
                  FOR THE YEARS ENDEDDECEMBER 31,2005 AND 2004

                     Common Stock $.001 par                                                                           Total
                             value                     Common       Additional     Accumulated                      Stockholders
                                                       Stock          Paid In     Comprehensive                   Equity (Deficit)
                         Shares        Amount        Committed        Capital         Loss         (Deficit)
                     ------------   ------------   ------------    ------------   ------------    ------------    ----------------
BALANCES,               9,450,689   $      9,450   $     10,000    $  7,280,603   $     (3,693)   $ (8,080,551)   $   (784,191)
DECEMBER 31, 2003
Sales of common         1,020,578          1,021             --       2,040,063             --              --       2,041,084
stock net of
offering costs of
$ 673,978

Stocks issued for         157,140            157             --         164,843             --              --         165,000
conversion of debt
Stocks issued as           25,000             25             --         106,225             --              --         106,250
loan fee
(Beaufort)
Stock issued in         5,119,140          5,119             --         424,401             --              --         429,520
Cavio merger

Stock options                  --             --             --         359,100             --              --         359,100
granted for CEO

Exercise of Stock           8,560              9             --          13,817             --              --          13,826
options

Cavio's                        --             --             --       3,192,619             --              --       3,192,619
subscription
received

Common stock                   --             --        (10,000)         10,000             --              --              --
comitted
reclassified

Foreign currency               --             --             --              --       (141,002)             --        (141,002)
translation
adjustment

Net (loss)                     --             --             --              --             --      (3,720,261)     (3,720,261)
                     ------------   ------------   ------------    ------------   ------------    ------------    ------------
BALANCES,              15,781,107   $     15,781   $         --    $ 13,591,671   $   (144,695)   $(11,800,812)   $  1,661,945
DECEMBER 31, 2004
Sales of common            61,000             61             --          95,589             --              --          95,650
stock net of
offering costs of
$5,000

Stocks issued for      10,343,504         10,343             --         699,470             --              --         709,813
conversion of debt

Stocks issued for          50,000             50             --         139,950             --              --         140,000
services

Beneficial                     --             --             --       5,559,579             --              --       5,559,579
conversion rights

Stock options                  --             --             --         704,149             --              --         704,149
granted for CEO
and employees

Stocks issued as           11,370             11             --          14,427             --              --          14,438
interest expense

Foreign currency               --             --             --              --        (85,939)             --         (85,939)
translation
adjustment

Net (loss)                     --             --             --              --             --      (8,338,953)     (8,338,953)
                     ------------   ------------   ------------    ------------   ------------    ------------    ------------
BALANCES,              26,246,981   $     26,246   $         --    $ 20,804,835   $   (230,634)   $(20,139,765)   $    460,682
DECEMBER 31, 2005    ============   ============   ============    ============   ============    ============    ============

        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            2005           2004
                                                        -----------    -----------
Cashflow from operating activities:
Net loss from operations                                $(8,338,953)   $(3,720,261)

Adjustments to reconcile net loss to net cash used in
operating activities
   Depreciation of property and equipment                   158,172         47,188
   Amortization of deferred financing costs                 225,317             --
   Stock based compensation                                 858,587        465,350
   Common stock issued for debt conversion                  709,813       (165,000)
   Gain on forgiveness of debt                             (194,620)            --
   Accretion of interest expense on convertible debt        925,387             --
   Interest expense on beneficial conversion features       320,524             --
   Impairment of goodwill                                 2,157,740             --
   Non-controlling interest                                  10,282         (6,308)

Change in operating assets and liabilities:
   Accounts receivable                                      (31,564)        11,749
   Related party receivables                                (86,584)        45,166
   Subscriptions receivables                                     --       (420,000)
   Inventory                                               (396,816)        17,010
   Other assets                                              12,131        (11,474)
   Accounts payable                                        (143,635)       605,443
   Accrued expenses                                         194,227        (98,880)
   Due to related parties                                  (469,079)       234,304
   Other current liabilities                                103,549         37,799
   Convertible notes payable                               (317,171)            --
   Bank indebtedness                                            769             --
                                                        -----------    -----------
Net cash used in operating activities                    (4,301,924)    (2,957,914)
                                                        -----------    -----------
Cash flows from investing activities
   Cash acquired through merger and acquisition                  --        164,791
   Purchase of property and equipment                       (66,888)       (70,609)
                                                        -----------    -----------
Net cash provided by (used in) investing activities         (66,888)        94,182
                                                        -----------    -----------
Cash flows from financing activities
   Proceeds from notes payable                            5,020,000        582,681
   Payment on notes payable                                (633,932)      (130,000)
   Deferred finance costs                                  (493,707)            --
   Collection of subscriptions receivable                   420,000        129,821
   Payment of offering costs                                 (5,000)      (673,968)
   Proceeds from sale of common stock and warrants
   exercised                                                100,650      3,023,699
                                                        -----------    -----------
Net cash provided by financing activities                 4,408,011      2,932,233
                                                        -----------    -----------
Effect of exchange rate changes on cash                     (93,065)      (141,002)
                                                        -----------    -----------
Decrease in cash                                            (53,866)       (72,501)
Cash, beginning of period                                    53,866        126,367
                                                        -----------    -----------
Cash, end of period                                     $        --    $    53,866
                                                        ===========    ===========
Supplemental disclosures of cash flow information
   Interest paid                                            136,683         22,676
   Income taxes paid                                             --             --

         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS

Veridicom International, Inc., (the Company, formerly known as Alpha Virtual, Inc. ("Alpha") is a Delaware Corporation formerly headquartered in California that was formed on September 9, 1987. The name of the Company was changed to Veridicom International, Inc. in February 2004. The Company consolidated its corporate offices in April 2004 and is now headquartered in Vancouver, British Columbia.

The legal entity, Alpha, retained its name until it was changed to Veridicom International, Inc. in February 2004. In May 2005, the name of the subsidiary company in Pakistan was changed to Veridicom Pakistan (Private) Limited.

The Company operates as one operating segment which is the development, manufacture and sale of capacitive fingerprint sensors, computer peripherals and software related to the use of its fingerprint authentication technology.

On January 21, 2004 Veridicom International (Canada) Inc. was formed to be the Canadian operating company to disburse expenses and payroll costs in Canada for the Company.

The Company has five subsidiaries: Esstec Inc.("Esstec"), Veridicom Pakistan (Private) Limited ("Pakistan"), Veridicom Inc., Cavio Corporation ("Cavio"), and Veridicom International (Canada) Inc. ("Canada Inc").

Esstec is a professional services company that focuses on e-commerce initiatives, interactive multimedia, and mobile software applications for clients in various industries, including the telecommunications and entertainment industries. Since 2004, Esstec has not had any significant revenues or incurred any significant expenses.

Pakistan was incorporated on April 19, 2000 to establish the business of software development for the international markets and to export software and technology. Esstec owns approximately 63.4% of Pakistan.

Veridicom Inc. designs, manufactures and delivers hardware and software products that enable strong authentication solutions based on fingerprint biometrics. Veridicom Inc. markets a complete fingerprint biometrics platform on which applications can be built.

Cavio produces technology tools designed to protect users from fraud, misrepresentation, security and privacy issues by allowing users to biometrically authenticate themselves to secure control access and confirm identity across a number of industries.


The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $20,139,765 and has a working capital deficit of $2,478,819, which raises substantial doubt about its ability to continue as a going concern. The Company is currently devoting its efforts to raising additional capital to finance on-going operations and for transitioning from research and development to manufacturing and sales of its products. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company completed subsequent financing as disclosed in Note 18.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

These consolidated financial statements reflect all adjustments that, in the opinion of management, are considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.

The historical results for fiscal 2005 and 2004 include the Company and all its subsidiaries. The historical results include Cavio from the merger date of February 20, 2004.

Principles of Consolidation
---------------------------

These consolidated financial statements include the accounts of the Company and its subsidiaries Esstec, Pakistan, Veridicom Inc., Cavio, and Canada Inc. All significant intercompany balances and transactions have been eliminated upon consolidation. Non-controlling interest reflects the ownership of non-controlling shareholders in the issued share capital of Pakistan, a consolidated subsidiary less than wholly-owned.

On January 16, 2004, the Company entered into an Agreement and Plan of Merger with Cavio Corporation, a privately held Washington corporation ("Cavio"). The merger became effective on February 20, 2004 following a special meeting of Cavio's stockholders. In accordance with the merger, on February 20, 2004, through its wholly owned subsidiary, A/VII Acquisition Corporation, a Nevada corporation, acquired Cavio in exchange for 5,119,140 shares of our common stock.

          Cash                                         $   164,791
          Receivables                                       14,043
          Stock subscription receivable                    129,821
          Prepaid expenses                                   4,874
          Fixed assets, net                                109,473
                                                       -----------
                                                           423,002
                                                       -----------
          Less liabilities assumed
          Accounts payable and accrued expenses           (694,009)
          Loans payable                                    (28,693)
                                                       -----------
                                                          (722,702)
                                                       -----------
          Net liabilities                              $  (299,700)
                                                       ===========
          Net liabilities assumed                      $   299,700
          Stock issued for acquisition                     299,700
          Common stock issued into escrow                3,192,619
                                                       -----------
          Goodwill                                     $ 3,792,019
                                                       ===========

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

There was no significant effect on net revenues, net loss, or loss per share if the above transaction occurred at the beginning of 2004. As a result, pro-forma data is not presented.

Cash and Cash Equivalents
-------------------------

For purposes of reporting cash flows, the Company considers all funds with original maturities of three months or less to be cash equivalents.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles used in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory
---------

Inventory consists primarily of various sensors, including VKIs, combos and parallel port units. Inventory is valued at lower of cost (first-in, first-out) or market.

Inventory also includes work in process, at cost, which consists of actual costs incurred by the Company to December 31, 2005, in respect of manufacturing and production costs for fingerprint sensors and VKIs which were in production and unfinished as at December 31, 2005.

Furniture and Equipment
-----------------------

Furniture and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 3-7 years. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of cash, accounts receivable, notes payable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

Concentrations of Credit Risk
-----------------------------

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. Aggregate potential credit losses have so far not exceeded management's expectations.

Advertising Expenses
--------------------

Advertising costs are charged to operations as incurred. During fiscal 2005 and 2004, the Company incurred $97,965 and $20,830 for marketing and advertising costs, respectively.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Long Lived Assets
-----------------

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Transactions/Balances
--------------------------------------

The Company translates the financial statements of foreign subsidiaries in accordance with SFAS No. 52, "Foreign Currency Translation". Assets and liabilities of foreign subsidiaries denominated in foreign currencies are translated into US dollars at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity as accumulated other comprehensive income or loss.

Pakistan considers the Pakistan Rupee to be the functional currency of its operations. Cavio and Canada Inc. consider the Canadian Dollar to be the functional currency of their operations. The reporting currency of the Company is the U.S. dollar; accordingly, all amounts included in the financial statements have been translated into U.S. dollars.

     -----------------------------------------------------------------------
                                        For the year          For the year
     Exchange Rates                        Ending                Ending
     (indirect quotation)            December 31, 2005     December 31, 2004
     -----------------------------------------------------------------------
     Rupee Average                          .01671                .01715
     Rupee Period end                       .01673                .01682
     Canadian Dollar Average                .86135                .76847
     Canadian Dollar Period end             .85771                .83084
     -----------------------------------------------------------------------

Patents
-------

The Company has several international patents for its biometric technology, as well as several pending patent applications. The patents are being carried at a fair value of $200,000.

Impairment of Goodwill
----------------------

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), the Company tests goodwill for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis in the fourth quarter or more frequently if the Company believes indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. The Company generally determines the fair value of its reporting units using the income approach methodology of valuation that includes the discounted cash flow method as well as other generally accepted valuation methodologies. If the carrying amount of a reporting unit exceeds the reporting unit's fair value, the Company performs the second step of the goodwill impairment test to determine the amount of impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit's goodwill with the carrying value of that goodwill. If the actual results, or the plans and estimates, used for future impairment analysis are lower from the original estimates used to assess the recoverability of those assets, the Company could incur additional impairment charges

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition
-------------------

In accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), the Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. These criteria are usually met at the time of product shipment.

Revenue from software licenses and maintenance agreements is recognized in accordance with the provisions of SOP 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.

The Company records reductions to revenue for estimated product returns and pricing adjustments, such as competitive pricing programs and rebates, in the same period that the related revenue is recorded. The amount of these reductions is based on historical sales returns, analysis of credit memo data, specific criteria included in rebate agreements, and other factors known at the time.

The Company and Veridicom Inc. recognize revenues at the point of shipment of products.


Allowance for doubtful accounts
-------------------------------

The Company continually monitors timely payments and assesses any collection issues. The allowance for its bad debts is based on the Company's detailed assessment of the collectibility of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

Stock Based Compensation
------------------------

Stock options granted to employees and non-employees are accounted for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based awards, and recognizes compensation expense based on the fair value of the stock award or fair value of the goods and services received, whichever is more reliably measurable.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Unless otherwise disclosed, all stock based transactions entered into by the Company have been valued at the market value of our common stock on the date the transaction was entered into or have been valued using the Black-Scholes Model to estimate the fair market value.


Income Taxes
------------

The Company recognizes deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities.

Comprehensive Loss
------------------

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive loss and its components in the consolidated financial statements. Accumulated other comprehensive loss presented in these consolidated financial statements resulted from foreign currency translation adjustments.

Software Development Costs
--------------------------

Costs related to the development of products and software are expensed as incurred until technological feasibility in the form of a working model has been established in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The time period between the establishment of technological feasibility and completion of product development is expected to be short; therefore the Company has not capitalized any product development costs during the presented periods.

Earnings Per Common Share
-------------------------

The Company computes earnings (loss) per common share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS No. 128). This statement simplifies the standards for computing earnings per share (EPS) previously found in Accounting Principles Board Opinion No. 15, Earnings Per Share, and makes them more comparable to international EPS standards. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. In addition, the Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

Warranty
--------

The Company's products carry a limited warranty from manufacturing defects for a period of one year from the date of purchase. The Company's liability is limited to the repair or replacement of the defective product. To date there have been no significant costs incurred by the Company for warranty claims.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

In future years the Company intends to establish reserves for estimated product warranty costs at the time revenue is recognized based upon its historical warranty experience, and additionally for any known product warranty issues.

Shipping and Handling Costs
---------------------------

The Company's shipping and handling costs are normally included in cost of sales.

Recent Accounting Pronouncements
--------------------------------

In June 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 154, " Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements " ("SFAS 154"). The Statement applies to all voluntary changes in accounting principles used, and changes the requirements for accounting for and reporting of a change in an accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. Opinion 20 previously required that such a change be reported as a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe this pronouncement will have a material impact in its financial results.

In June 2005, the Emerging Issues Task Force ("EITF") issued No. 05-6, "Determining the Amortization Period for Leasehold Improvements" ("EITF 05-6"). The pronouncement requires that leasehold improvements acquired in a business combination or purchase subsequent to the inception of the lease should be amortized over the lesser of the useful life of the asset or the lease term that includes reasonably assured lease renewals as determined on the date of the acquisition of the leasehold improvement. The Company does not have unamortized leasehold improvements from acquisitions or business combinations and therefore, does not believe this pronouncement will have an impact in its financial results.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

Reclassifications
-----------------

Certain reclassifications have been made to prior period financial statements to conform to the current period presentation.

NOTE 3 - BUSINESS ACQUISITIONS AND GOODWILL IMPAIRMENT

The Company completed the following business acquisition during 2004, in order to secure and consolidate the required technologies needed for the development of the Company's comprehensive identity management solutions.

In February 2004, Cavio Corporation, a privately held Washington corporation was acquired in exchange for 5,119,140 shares of the Company's common stock. As at December 31, 2004, the goodwill arising from this acquisition was $3,792,019.

As at December 31, 2005 in accordance with the requirements of the Statement of Accounting Standards No.142, "Goodwill and Other Intangible Assets," the annual assessment of all of the Company's goodwill was undertaken and conducted by an independent third party. Based on this independent assessment, the implied fair value of the Company's goodwill was determined to be $2,570,806 as at December 31, 2005, resulting in an impairment charge of $2,157,740 being recognized by the Company in its audited financial statements for 2005.


NOTE 4 - ACCOUNTS RECEIVABLE, RELATED PARTY

The Company inadvertently repaid a note of $82,501 that was previously converted to equity. This amount is fully collectible as of December 31, 2005.


NOTE 5 - ACCOUNTS RECEIVABLE

In December 1999 the Company sold its PGTS training simulator to an unrelated entity. As part of the agreement, the Company is entitled to royalty payments on future PGTS Training System sales by Eidetics for a four-year period from the date of sale. As of December 31, 2005 the Company was owed approximately $105,117 in past due royalties. The Company continues to pursue collection of these royalties but is uncertain of collectibility. The Company has recorded an allowance for the full amount owing.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following:

                                                   December 31     December 31
                                                       2005            2004
                                                   -----------     -----------
Tooling equipment                                     $203,651        $161,595
Furniture and fixtures                                  33,932          33,932
Office equipment                                        31,891          30,954
Computer hardware                                      289,853         278,185
Computer software                                      163,162         158,539
Vehicles                                                27,422          19,818
                                                      --------        --------
                                                       749,911         683,023
Less accumulated depreciation and amortization         642,014         476,326
                                                      --------        --------
Net carrying value                                     107,897        $206,697
                                                      ========        ========

NOTE 7 - NOTES PAYABLE - RELATED PARTIES

During the year ended December 31, 2005, the Company reached a full settlement with a lender in respect of a short-term loan of $100,000 and the interest due thereon. A director of the Company is an associate of the lender's parent company. Under the settlement terms, the total interest payable was limited to a maximum of $20,000. The Company paid, in full, the principal of $100,000 and all the accrued interest owed to the lender of $10,000. The Company also issued 25,000 shares of the Company's common stock to this lender as a loan fee valued at $106,250.

In March 2005, the Company repaid $50,000 of its unsecured loan of $416,214 from Global Ventures Advisors, a company controlled by a former director of the Company's subsidiary in Pakistan. The loan bears interest at 12% per annum and is due on or before June 30, 2007, with an option to convert to common stock in the event of default in repayment by the Company. The outstanding loan balance of $366,214 is shown as notes payable net of current portion.

In December 2005, the Company issued 176,466 shares of common stock to related parties for repayments of certain loans and debts amounting to $380,484 owed by the Company and some of its subsidiaries.

Also included in notes payable to related party are $25,000 due to an affiliate of one of the subsidiaries of the Company and $28,000 due to ten former officers of the Company.

The Company has notes payable totaling $446,263(2004: $582,681) bearing interest at rates from 10%-12% per annum, maturing between January and June 2007.

Unsecured, non-interest bearing short term advances from Paul Mann, CEO and President of the Company, amounted to $83,719 as at December 31, 2005 (2004:
$218,899). These advances are without any specified repayment terms.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Unsecured short term loan from Tall Enterprises Ltd. (a company controlled by Terry Laferte, an officer of the Company) amounting to $64,000 as at December 31, 2004; bearing interest at 7% per annum and due on or before June 30, 2005. This loan was paid in full in March, 2005.


NOTE 8 - STOCK-BASED COMPENSATION

In April 2004 the Company adopted the 2004 Stock Option, Deferred Stock, and Restricted Stock Plan ("the Plan") effective June 25, 2004, which provides for the granting of options to officers, directors, consultants, employees, and advisors. 2,000,000 shares of common stock are reserved under the Plan for the granting of options. The Plan is in effect until June 25, 2014. The options are exercisable to purchase stock for a period of up to ten years from the date of grant. The stock options vest monthly over a thirty-six-month period.

Activity under the Company's stock option plan is as follows:

On February 7, 2005, the Board of Directors of the Company approved the granting of 1,025,000 options to officers, directors and employees of the Company under the Plan.

On April 22, 2005, the Board of Directors of the Company approved the granting of an additional 130,000 options to employees of the Company under the Plan.

The fair value of the vested options of $273,229 for the year ended December 31, 2005 was estimated using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.43% and an expected volatility of 209%. The fair value of vested options during the year has been expensed as stock based compensation.

The Company recognized $858,587 as stock based compensation to employees and directors of the Company for the year ended December 31, 2005.

                                           December 31, 2005         December 31, 2004
                                       ------------------------  ------------------------
                                                       Weighted                  Weighted
                                                        Average                   Average
                                                       Exercise                  Exercise
                                         Number         Price      Number         Price
                                       --------------------------------------------------
Balance, beginning of year             2,681,549        1.99     2,690,109        1.99
Granted                                1,155,000        1.79            --          --
Exercised                                     --        1.61        (8,560)       1.61
Forfeited/Expired                       (662,255)       1.47         --             --
-----------------------------------------------------------------------------------------
Balance, end of year                   3,174,294        2.02     2,681,549        1.99
=========================================================================================

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Additional information regarding options outstanding as at December 31, 2005 is as follows:

                                          Outstanding                            Vested and Exercisable
                           ---------------------------------------------         ----------------------------
                                               Weighted         Weighted                            Weighted
                                                average          average                             average
      Range of                                 remaining        exercise                             exercise
   Exercise prices            Number of       contractual        price            Number of           price
          $                     shares        life (years)          $              shares              $
     0.00 - 1.00                294,426           2.76             0.70            294,426             0.70
     1.01 - 2.00              2,022,368           3.03             1.47          1,297,368             1.30
     2.01 - 3.00                      -              -                -                  -                -
     3.01 - 4.00                712,500           2.02             3.50            712,500             3.50
                          ----------------------------------------------         ----------------------------
     4.01 - 5.00                145,000           2.00             5.00            145,000             5.00
                          ----------------------------------------------         ----------------------------
                              3,174,294                                          2,449,294
                          ==============================================         ============================

The weighted average fair value of options granted during the year was $1.85.

The following table summarizes the continuity of the Company's warrants to acquire additional shares:

                                                              Weighted average
                                               Number of       exercise price
                                               Warrants              $
        =====================================================================
        Balance, December 31, 2004                1,046,634           $  2.39
        Issued                                   10,736,511           $  3.88
        Exercised                                         -                 -
        Lapsed                                            -                 -
        ---------------------------------------------------------------------

        Outstanding, December 31, 2005           11,783,145           $  3.75
        =====================================================================

As at December 31, 2005, the outstanding warrants have a weighted average life of 3.75 years

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company has entered into agreements with Manhattan Capital Partners ("Manhattan") and its affiliates to provide consulting and stock placement services. The Company paid Manhattan a total of $150,714 during the year ended December 31, 2005 ($316,028 for 2004).

On July 15, 2003 the Company entered into an advisory agreement with the principals of the consulting company in the above agreement to join the
Company's Advisory Board to assist the Company's Board of Directors in structuring and advising as to strategic alliances and growth. The agreement is for one year and the principals were each granted options to acquire 10,000 shares of the Company's common stock at $3.50 per share; options vest monthly over one year. The options were valued at $54,520, the fair value using the Black-Scholes European Pricing Model. The average risk rate used was 3.3%, volatility was estimated at 100% and the expected life was one year.

NOTE 10 - COMMON STOCK

The Company has authorized 60,000,000 shares of $.001 par value common stock and 2,000,000 shares of $.001 par value preferred stock

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Common stock issued during the year ended December 31, 2005 and 2004

During the year ending December 31, 2004 the Company sold 1,020,578 shares of common stock for $2,715,062 less offering costs of $673,978.

During the year ending December 31, 2004 the Company also issued 8,560 shares of common stock for $13,826 for the exercise of stock options.

During the year ended December 31, 2005, the Company issued a total of 10,465,874 shares of common stock.

During the period ended March 31 2005, a total of 61,000 shares of common stock were issued for $100,650 in cash, less offering costs of $5,000.

During the period ended June 30 2005, a total of 50,000 shares of common stock, having a fair value of $ 140,000 were issued for payment of legal services rendered.

In July 2005, the Company issued 11,370 shares of common stock as compensation for converting $14,438 of interest owed to note holders of a private placement.

During November and December 2005, the Company issued 10,167,039 shares of common stock for converting $317,171 of the principal amounts of the Callable Secured Convertible Notes.

In December 2005, the Company issued 176,466 shares of common stock for repayments of certain loans and debts amounting to $380,425 owed by the Company and some of its subsidiaries.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

Employment Agreement
--------------------

The Company entered into an employment agreement with its President and Chief Executive Officer effective February 20, 2004 for one year providing for an annual salary of $175,000, a ten-year stock option to purchase 150,000 shares of the Company's common stock at $3.50 per share, and an annual bonus of $20,000 for every $1.5 million in gross consolidated revenue of the Company for said year. The agreement is automatically renewable, and no revisions have been made to the original agreement.

The stock options vest monthly over a twenty-four month period. The fair value of the current year vested options of $430,920 was estimated using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.79% and an expected volatility of 293%. The fair value of vested options during the year has been charged to operations as stock based compensation.

Litigation
----------

In October 2002 the Company had licensed its OneView software to Global Alpha Corporation ("GAC"). In July 2003, the Company entered into a License Agreement ("the license") with GAC for an exclusive license to commercialize a certain computer software system ("the System") that is specified in the License Agreement ("the Agreement"). GAC alleges that the Agreement provides the Company
(a) pay an annual license fee (b) agree to keep accurate account of its business and operations concerning the license and (c) the Company grant GAC the right ("the Put Right") to sell the System to the Company and that the Company agrees to buy the System from GAC, on terms specified in the Agreement for the purchase price of $200,000. The Company has accrued the liability for the minimum annual license fees for the last two years to date amounting to $50,000 in its financial statements as at December 31, 2005.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Plaintiff has asserted a claim for breach of contract and breach of fiduciary duty in the Superior Court of California, Los Angeles County, Western District ("the Court"), which arise out of the alleged breach of the July 2003 Agreement discussed above. The Plaintiff is seeking damages on its breach of contract claim, damages for the Company's alleged breach of the license fee provision, damages for breach of fiduciary duty claim, as well as attorney's fees and pre-judgment interest on all damages according to proof at trial. On December 23, 2005, the Company filed a response to the complaint denying the material allegations and asserting numerous affirmative defenses. This matter is in the early stages of proceeding and the Court has set a trial setting conference for April, 2006 at which time the Court is expected to set a trial date. The Company intends to vigorously defend the matter and investigate the possibility of an out of court settlement.

Five former employees of Veridicom, Inc. have filed claims against the Company with the Labor Commissioner in the State of California. The former employees allege that the Company owes unpaid wages, salaries and vacation pay for various periods between July 2000 and November 2003 amounting to a total of $122,099. The Company has accrued for this liability in its financial statements as at December 31, 2005.

On March 21, 2005 one of the claimants signed a letter of agreement to convert his claim of $ 61,054 into stock based on the closing price of the Company's common stock on that day of $2.40 per share, or a total of 25,439 shares for his entire claim. However, this settlement is subject to obtaining certain waivers and documents from the holders of the Company's Callable Secured Convertible Notes.

On March 28, 2003 the Company and one of the company's stockholders filed a lawsuit in Superior Court in the State of California against a former CEO of the Company. The lawsuit alleges a breach of fiduciary duty, negligence, fraud and breach of contract claiming the CEO did not devote his efforts to the Company's product development and market strategies or maximize the profit of the business. The lawsuit was settled with the former CEO agreeing to pay over $200,000 to the Company. This amount has not been recorded in the financial statements as the Company has not succeeded in collection of the same. In addition, the Company is a party to a number of other lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's operations, cash flows or financial position.



Agreements
----------

On November 3, 2003, Veridicom Inc. a subsidiary of the Company, entered into a five year Marketing and Distribution Agreement with Biocom Co. Ltd., ("Biocom") a Korean corporation and Gyung Min Kim, a director of the Company. Under the terms of this Agreement Biocom was appointed as the Company's exclusive distributor for all the sale and servicing of the Company's products in Korea

The Company entered into a Non-Excusive Agreement with KirwanGier for assisting in equity placements on August 5, 2004 for a term of six months. The agreement was terminated on October 6, 2004. Under the terms of the agreement, the Company was to issue warrants to purchase 100,000 shares of the Company's common stock at $3.50 per share. The Company will not issue these warrants due to non-performance on the part of KirwanGier.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company entered into an agreement with Carpe DM on August 23, 2004 for investor relations services for a term of one year. The terms of the agreement are pending approval of the Board of Directors of the Company and include monthly fees of $2,500 to $5,000 and the issuance of warrants to purchase
150,000 shares of the Company's common stock at $3.50 per share. Additional warrants for a further 150,000 shares may be issued at similar terms dependent upon attainment of specific performance targets. The Agreement was terminated in September 2005.

In January 2005, the Company entered into a Consulting Agreement for a term of 24 months at $10,000 per month with Taktical Advisory Group of United Arab Emirates (UAE), a company affiliated with a former related party, for consulting services to develop strategic alliances, business development, securing distribution channels, and to provide representation in the UAE.

Leases
------

In February 2004 the Company entered into a three year operating lease for its corporate office space in Vancouver, Canada. The Company is required to pay basic rent and estimated operating expenses monthly of $16,451.The lease expires at the end of February, 2007. The Company also maintains short-term month to month tenancies for office spaces located in Seattle (Washington), London (UK) and Lahore (Pakistan).


Rent expense was $169,488 and $139,077 for the years ended December 31, 2005 and 2004 respectively.

NOTE 12 - PROCEEDS FROM CAPITAL STOCK SUBSCRIPTIONS

On January 16, 2004, the Company entered into an Agreement and Plan of Merger ("the Merger") with Cavio Corporation, a privately held Washington corporation ("Cavio"). The Merger became effective on February 20, 2004 following a special meeting of Cavio's stockholders. In accordance with the terms of the Merger Agreement, the Company acquired all outstanding shares of Cavio common stock in exchange for 5,119,140 shares of the Company's common stock. As of February 20, 2004 Cavio had received proceeds from capital stock subscriptions amounting to $3,192,619, which represented amounts advanced to Cavio that were intended to be converted into capital stock. To complete the Merger with the Company, Cavio issued 1,754,000 shares which were then exchanged for 486,654 shares of the Company (at the exchange ratio of 1: 0.277454 as per the terms of the Merger Agreement). The 486,654 shares have been held in trust since consummation of the Merger, pending confirmation of eligible subscribers and the proceeds of $3,192,619 were recorded as a liability in Cavio's financial statements.

In March, 2005, Cavio and the Company confirmed the subscribers eligible to be issued the 486,654 shares of the Company's common stock. The Board of Directors of the Company then ratified, approved and accepted the issuance of the aforementioned 486,654 shares of the Company's common stock to the subscribers. Accordingly, the proceeds from capital stock subscriptions were recorded as additional paid in capital (APIC) in the year ended December 31, 2004.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - EARNINGS PER SHARE

                                                      For the Year Ended December 31, 2005
                                                -----------------------------------------------
                                                  Income            Shares        Per Share
                                                (Numerator)      (Denominator)      Amount
                                                -----------      ------------     -----------
Basic EPS
    (Loss) available to common stockholders     $(8,424,892)      15,060,000     $     (0.55)
Effect of Dilutive Securities                            --               --              --
                                                -----------      -----------     -----------
Diluted EPS
    (Loss) available to common stockholders     $(8,424,892)      15,060,000     $     (0.55)
                                                ===========      ===========     ===========

                                                       For the Year Ended December 31, 2004
                                                -----------------------------------------------
                                                   Income           Shares        Per Share
                                                (Numerator)      (Denominator)      Amount
                                                -----------      ------------     -----------
Basic EPS
    (Loss) available to common stockholders     $(3,861,263)      14,416,000     $     (0.27)
Effect of Dilutive Securities                            --               --              --
                                                -----------      -----------     -----------
Diluted EPS
    (Loss) available to common stockholders     $(3,861,263)      14,416,000     $     (0.27)
                                                ===========      ===========     ===========


NOTE 14 GAIN ON CANCELLATION/FORGIVENESS OF DEBT

During fiscal 2005, the Company recorded $194,620 for gain on forgiveness of debt after reaching settlement agreements with certain vendors, to cancel old accounts payable for reduced cash payment, and cancellations of certain pre-merger accounts payable for which no collection efforts were made by vendors over the last four years.


NOTE 15 - LONG-TERM DEBT

On August 16, 2005, the Company completed the third of three equal rounds of a private placement having previously completed the first and second rounds in previous quarters, whereby the Company issued an aggregate of $5,100,000 worth of 10% callable secured notes convertible into shares of common stock of the Company and warrants to purchase up to an aggregate of 10,200,000 shares of common stock of the Company to certain accredited investors. In the third round, $80,000 was deemed uncollectible and has been written off. The warrants are exercisable at any time for a period of five years from the date of issuance. The Series A Warrants have an exercise price of $3.00 per share and the Series B Warrants have an exercise price of $5.00 per share. As consideration for the placement agent services in connection with the private placement, the Company is obligated to issue warrants to purchase up to 107,087 shares of its common stock at an exercise price of $1.27 per share and cash commissions in the amount of $136,000 for each round of the private placement. Also, the Company was obligated, and has issued, one time warrants to purchase up to 100,000 shares of its common stock at an exercise price of $3.50 per share.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Notes are convertible into the Company's common stock at a conversion price equal to $1.27, which is seventy percent (70%) of the initial market price of $1.81 as defined in the agreement using the Volume weighted Average Price ("VWAP"); provided however, that if an event of default shall have occurred and be continuing, the conversion price shall be equal to the lesser of (i) fifty percent (50%) of the initial market price or (ii) the variable conversion price, defined as the applicable percentage multiplied by the average of the average daily prices for the common stock for the five (5) days prior to the date the conversion notice is sent by the holder of the notes to the Company. The Notes have a term of 36 months and bear interest at 10% per annum, which is payable monthly; provided, however, that the interest rate shall reset at 0% for any monthly period in which the Company's stock price is greater than 125% of the "Initial Market Price," which is defined as 100% of the volume weighted average of the Company's common stock for the five days immediately prior to closing, as reported on the Over-the-Counter Bulletin Board. Since October 1, 2005 the Company is in default in making repayments of principal and interest due on these Notes, and as at December 31, 2005, $317,170 of the Notes have been converted.

As an inducement to participate in the Private Placement, the Company granted the Note Holders a security interest in all of its intellectual property.

The fair value of the beneficial conversion feature for these convertible notes and warrants issued was estimated using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.43% and an expected volatility of 187%, 185% and 187% for the first, second and third rounds of the private placement, respectively. The fair value of the beneficial conversion feature of $3,788,166 has been capitalized as a discount on notes and is being amortized over the three-year term of the Notes. The monthly amortization of $105,227 is being recorded as interest expense over the three-year term of the notes.

The Company also recorded interest expense of $186,752, $65,415 and $68,355 related to the beneficial conversion features for the first, second and third rounds, respectively.

The Company incurred a total of $493,707 in legal expenses and commissions to complete all three rounds of the private placement. These costs are being capitalized and amortized over the three-year term of the Notes.

The Company also recorded, as deferred finance costs, the fair value of 321,261 warrants issued as consideration for the three completed rounds of the private placement. The fair value of these warrants was estimated at $539,579 using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.43% and an expected volatility of 187%, 185% and 187% for the first, second and third rounds of the private placement, respectively.

The fair value of the deferred finance costs have been capitalized and are being amortized over the three-year term of the Notes.


NOTE 16 - INCOME TAX

      At December 31, 2005 and 2004, the Company had net operating losses to carry forward totalling approximately $7,200,000 and $3,800,000, respectively. Because of the current uncertainty of realizing the benefit of these losses carried forward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the losses carried forward depends upon the Company's ability to generate taxable income during the carry forward period through to 2020.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

      The reconciliation of the Company's effective income tax rate to the United States statutory rate is as follows for the years ended December 31, 2005 and 2004.

                                            2005             2004

      Federal income tax rate               (35%)           (35%)
      Effect of valuation allowance          35%             35%
      -------------------------------------------------------------

      Effective income tax rate               0%              0%
      =============================================================


     Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The approximate tax effect of each type of temporary difference and carry forward that gave rise to the Company's deferred tax assets and liabilities at December 31, 2005 and 2004 are as follows:

                                               2005                2004
                                                 $                   $

     Net operating losses carried forward    2,520,000            1,330,000
     Less: valuation allowance              (2,520,000)          (1,330,000)
     -----------------------------------------------------------------------

     Net deferred tax asset                          -                    -
      ======================================================================


NOTE 17 - SEGMENT DISCLOSURES

The Company operates as one operating segment which is the development, manufacture and sale of capacitive fingerprint sensors, computer peripherals and software related to the use of its fingerprint authentication technology. The Chief Executive Officer is the Company's Chief Operating Decision Maker (CODM) as defined by SFAS 131, "Disclosure about Segments of an Enterprise and Related Information." The CODM allocates resources and assesses the performance of the Company based on the results of operations.

NOTE 18 - SUBSEQUENT EVENTS

In January 2006 the Company issued 6,549,417 shares of common stock for converting $239,818 of the principal amounts of the Callable Secured Convertible Notes.

Also, in January 2006, a total of 2,500,000 shares of common stock, having a fair value of $ 243,750 were issued pursuant to a compensation agreement for legal services to be performed on behalf of the Company.

Following the signing of an Omnibus Waiver and Consent by the majority of the Callable Secured Convertible Note Holders in January 2006, on February 1, 2006, the Company completed a private placement offering of 10,000,000 units to accredited investors for an aggregate purchase price of $400,000. Each unit consisted of one share of the Company's common stock, and one warrant to purchase one share of the Company's common stock. The aforementioned units were sold in reliance upon the exemption afforded by the provisions of Regulation S under the Securities Act. With respect to the foregoing private placement offering, the Company issued 12,500,000 warrants to purchase the Company's common stock to a placement agent. Pursuant to the terms of the Subscription Agreement in connection with the foregoing sale of units, the Company has granted the investors registration rights with respect to the shares of common stock and shares of common stock underlying the warrants purchased. Pursuant to the Subscription Agreement, the Company had undertaken to file a registration statement with the Securities and Exchange Commission within 60 days of the closing of the sale of units.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

On March 3, 2006, the Company filed a Form 8-K with the Securities and Exchange Commission ("SEC") that, through inadvertence and oversight, the Company had authorized and the Company's transfer agent had issued, an aggregate of 11,610,178 unlegended shares of the Company's common stock in excess of the shares of its common stock allocated in the Registration Statement filed by the Company on Form SB-2, which was declared effective by the SEC on July 18, 2005. The amount issued does not exceed the aggregate number of shares included in such Registration Statement. The Company has reviewed and revised its controls and procedures, with regard to the issuance of securities, to ensure full compliance with Federal Securities Laws in the future, and has formally requested that its transfer agent do so as well. As at December 31, 2005, there were 2,135,543 excess shares of common stock issued.

On March 28, 2006, the Company extended a special warrant offer (the "Special Warrant Offer") to all holders of the Company's Series A and Series B Warrants issued on February 25, 2005, April 29, 2005 and August 16, 2005 expiring five years after such dates (the "Original Warrants"). As part of the Special Warrant Offer, the exercise price of the Original Warrants was reduced to $0.04 per share (the "Reduced Exercise Price").

The Special Warrant Offer commenced on 11 a.m. Eastern Time on March 30, 2006 and expired at 5:00 p.m. Eastern Time on April 10, 2006. Thereafter, all the Original Warrants that were not exercised pursuant to the Special Warrant Offer continue to retain all of their previous rights and remain in full force and effect. A total of 8,400,000 Series A and Series B Warrants for gross proceeds of $336,000 were exercised by certain holders for cash, which also resulted in reinstatement of 6,046,096 shares of the Company's common stock previously issued to such holders and the reinstatement of the principal amounts of $184,133 of the Callable Secured Convertible Notes.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

      We also have directors' and officers' liability insurance.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee                                                 $    531.26
Printing and engraving expenses                                        10,000.00
Legal fees and expenses                                                40,000.00
Accounting fees and expenses                                           10,000.00
Transfer agent and registrar's fees and expenses                        5,000.00
Miscellaneous expenses                                                  5,000.00
                                                                     -----------
     Total.......................................................... $ 70,531.26
                                                                     ===========

      The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

---------------------------------------------------------------------------------------------------------------
              Name                   Title of            Date of Sale         Amount of       Consideration
                                    Securities                             Securities Sold
---------------------------------------------------------------------------------------------------------------
121 previous shareholders of       1,515,897 shares     April 28, 2003      1,515,897         Issued in
Esstec Inc                         of Common Stock                          shares            connection
                                                                                              with a merger
                                                                                              with Esstec
                                                                                              Inc.
---------------------------------------------------------------------------------------------------------------
Dr. Ron B. Lerch                   11% Subordinated     April, 2003         Aggregate total   $25,000
                                   Promissory Note                          principal of
                                   Subject To                               $25,000
                                   Conversion
---------------------------------------------------------------------------------------------------------------
Hong-Jiun Chen                     11% Subordinated     April, 2003         Aggregate total   $20,000
                                   Promissory Note                          principal of
                                   Subject To                               $20,000
                                   Conversion
---------------------------------------------------------------------------------------------------------------
Vicki Matsushita                   11% Subordinated     April, 2003         Aggregate total   $15,000
                                   Promissory Note                          principal of
                                   Subject To                               $15,000
                                   Conversion
---------------------------------------------------------------------------------------------------------------
Wei H. Tang                        11% Subordinated     April, 2003         Aggregate total   $10,000
                                   Promissory Note                          principal of
                                   Subject To                               $10,000
                                   Conversion
---------------------------------------------------------------------------------------------------------------
Chiu-Yueh Chen                     11% Subordinated     April, 2003         Aggregate total   $80,000
                                   Promissory Note                          principal of
                                   Subject To                               $80,000
                                   Conversion
---------------------------------------------------------------------------------------------------------------
Fang Wen Chung                     11% Subordinated     May, 2003           Aggregate total   $15,000 cash
                                   Promissory Note                          principal of
                                   Subject To                               $15,000
                                   Conversion
---------------------------------------------------------------------------------------------------------------
Sinlex                             11.5% Subordinated   October, 2003       Aggregate total   $80,000 cash
                                   Promissory Note                          principal of
                                   Subject To                               $80,000
                                   Conversion
---------------------------------------------------------------------------------------------------------------
Chiu-Yueh Chen                     11.5% Subordinated   October, 2003       Aggregate total   $25,000 cash
                                   Promissory Note                          principal of
                                   Subject To                               $25,000
                                   Conversion
---------------------------------------------------------------------------------------------------------------
Dr. Raza Pasha                     12.5% Subordinated   November, 2003      Aggregate total   $20,000 cash
                                   Promissory Note                          principal of
                                   Subject To                               $20,000
                                   Conversion
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Dr. Nikko                          12.5% Subordinated   November, 2003      Aggregate total   $25,000 cash
                                   Promissory Note                          principal of
                                   Subject To                               $$25,000
                                   Conversion
---------------------------------------------------------------------------------------------------------------
Drs. Pahlavan & Nguyen             12.5% Subordinated   December, 2003      Aggregate total   $51,550 cash
                                   Promissory Note                          principal of
                                   Subject To                               $51,550
                                   Conversion
---------------------------------------------------------------------------------------------------------------
Nadim Malik                        Common Stock         December, 2003      2,000 shares      $10,000 cash
---------------------------------------------------------------------------------------------------------------
Mohammad Khan                      Common Stock         December, 2003      2,500 shares      $10,000 cash
---------------------------------------------------------------------------------------------------------------
Kuo Ching Hsiang                   Common Stock         December, 2003      14,285 shares     $50,000 cash
---------------------------------------------------------------------------------------------------------------
Fang Wu Hsing                      Common Stock         December, 2003      14,285 shares     $50,000 cash
---------------------------------------------------------------------------------------------------------------
Li Wei Hsiu                        Common Stock         December, 2003      22,223 shares     $100,000 cash
---------------------------------------------------------------------------------------------------------------
Yeh Lun Chun                       Common Stock         December, 2003      11,112 shares     $50,000 cash
---------------------------------------------------------------------------------------------------------------
Lin Jenn Shing                     Common Stock         December, 2003      11,112 shares     $50,000 cash
---------------------------------------------------------------------------------------------------------------
Salim Mohamed                      Common Stock         December, 2003      50,000 shares     $174,600 cash
---------------------------------------------------------------------------------------------------------------
Thomas Chia Yu                     Common Stock         December, 2003      22,223 shares     $100,000 cash
---------------------------------------------------------------------------------------------------------------
John Tsai                          Common Stock         December, 2003      5,556 shares      $25,000 cash
---------------------------------------------------------------------------------------------------------------
Charles Lesser                     Common Stock         December, 2003      20,000 shares     Settlement for
                                                                                              services
                                                                                              rendered
                                                                                              valued at
                                                                                              $58,800
---------------------------------------------------------------------------------------------------------------
10 previous shareholders of        Common Stock         November 25, 2003   3,500,000         Issued in
Veridicom, Inc.                                                             shares            connection
                                                                                              with a merger
                                                                                              with
                                                                                              Veridicom,
                                                                                              Inc.
---------------------------------------------------------------------------------------------------------------
Mohammed  Binhezain                Common Stock         March, 2004         353,846 shares    $1,150,000 cash
---------------------------------------------------------------------------------------------------------------
Chy International                  Common Stock         March, 2004         5,556 shares      $25,000 cash
---------------------------------------------------------------------------------------------------------------
C. Tsui                            Common Stock         March, 2004         11,111 shares     $49,983
---------------------------------------------------------------------------------------------------------------
370 previous shareholders of       Common Stock         March, 2004         5,119,140         Issued in
Cavio Corporation                                                           shares            connection
                                                                                              with a merger
                                                                                              with Cavio
                                                                                              Corporation
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Wing                               Common Stock         March, 2004         584 shares        Exercise of
                                                                                              stock options
                                                                                              for $943 in
                                                                                              cash
---------------------------------------------------------------------------------------------------------------
Brian Dougherty                    Common Stock         March, 2004         6,724 shares      Exercise of
                                                                                              stock options
                                                                                              for $10,850 in
                                                                                              cash
---------------------------------------------------------------------------------------------------------------
Robert Hughes                      Common Stock         March, 2004         1,252 shares      Exercise of
                                                                                              stock options
                                                                                              for $2,020 in
                                                                                              cash
---------------------------------------------------------------------------------------------------------------
Dr. Ron B. Lerch                   Common Stock         May, 2004           23,809 shares     Conversion of
                                                                                              Notes valued
                                                                                              at $25,000
---------------------------------------------------------------------------------------------------------------
Hong-Jiun Chen                     Common Stock         May, 2004           19,047 shares     Conversion of
                                                                                              Notes valued
                                                                                              at $20,000
---------------------------------------------------------------------------------------------------------------
Vicki Matsushita                   Common Stock         May, 2004           14,285 shares     Conversion of
                                                                                              Notes valued
                                                                                              at $15,000
---------------------------------------------------------------------------------------------------------------
Wei H. Tang                        Common Stock         May, 2004           9,524 shares      Conversion of
                                                                                              Notes valued
                                                                                              at $10,000
---------------------------------------------------------------------------------------------------------------
Chiu-Yueh Chen                     Common Stock         May, 2004           76,189 shares     Conversion of
                                                                                              Notes valued
                                                                                              at $80,000
---------------------------------------------------------------------------------------------------------------
Fang Wen Chung                     Common Stock         May, 2004           14,285 shares     Conversion of
                                                                                              Notes valued
                                                                                              at $15,000
---------------------------------------------------------------------------------------------------------------
Meng Hansuli Herrn                 Common Stock         June, 2004          5,000 shares      $25,000 cash
---------------------------------------------------------------------------------------------------------------
Martin Zahner Herr                 Common Stock         June, 2004          15,000 shares     $75,000 cash
---------------------------------------------------------------------------------------------------------------
Looser Werner                      Common Stock         June, 2004          4,600 shares      $23,000 cash
---------------------------------------------------------------------------------------------------------------
Caincario Kraenzlin                Common Stock         June, 2004          3,000 shares      $15,000 cash
---------------------------------------------------------------------------------------------------------------
Zurich Investors                   Common Stock         June, 2004          14,000 shares     $42,000 cash
---------------------------------------------------------------------------------------------------------------
Juerg Wittich                      Common Stock         June, 2004          3,000 shares      $15,000 cash
---------------------------------------------------------------------------------------------------------------
Conseillers Suisse                 Common Stock         June, 2004          10,000 shares     $50,000 cash
---------------------------------------------------------------------------------------------------------------
Kilian Schwizer                    Common Stock         June, 2004          7,000 shares      $35,000 cash
---------------------------------------------------------------------------------------------------------------
Rainer Hezte                       Common Stock         June, 2004          3,380 shares      $16,900 cash
---------------------------------------------------------------------------------------------------------------
Wolfgang Haslinger                 Common Stock         June, 2004          2,300shares       $11,500 cash
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Global Ventures                    Loan Agreement       July, 2004          Aggregate total   $416,214 cash
                                   With Conversion                          principal of
                                   Right in the event                       $416,214
                                   of default in
                                   repayment
---------------------------------------------------------------------------------------------------------------
Sze Wai Shan                       Common Stock         September, 2004     10,000 shares     $45,000 cash
---------------------------------------------------------------------------------------------------------------
Rebecca Lu                         Common Stock         September, 2004     6,000 shares      $27,000 cash
---------------------------------------------------------------------------------------------------------------
Joerg Niedermann                   Common Stock         September, 2004     5,400 shares      $27,000 cash
---------------------------------------------------------------------------------------------------------------
Hermann Wolz                       Common Stock         September, 2004     2,000 shares      $10,000 cash
---------------------------------------------------------------------------------------------------------------
Chan Kay Mau                       Common Stock         December, 2004      4,065 shares      $12,600 cash
---------------------------------------------------------------------------------------------------------------
Chow Yue Chung                     Common Stock         December, 2004      20,000 shares     $61,200 cash
---------------------------------------------------------------------------------------------------------------
Edward Carter Chan                 Common Stock         December, 2004      16,000 shares     $50,400 cash
---------------------------------------------------------------------------------------------------------------
Chan Kim Kung                      Common Stock         December, 2004      20,000 shares     $61,200 cash
---------------------------------------------------------------------------------------------------------------
Sze Wai Shan                       Common Stock         December, 2004      5,000 shares      $17,500 cash
---------------------------------------------------------------------------------------------------------------
Skywill Trading Limited            Common Stock         December, 2004      500,000 shares    $1,000,000 cash
---------------------------------------------------------------------------------------------------------------
Beaufort                           Common Stock         December, 2004      25,000 shares     For loan fees
                                                                                              valued at
                                                                                              $106,250
---------------------------------------------------------------------------------------------------------------
AJW Offshore, Ltd.                 Callable Secured     February, 2005      Principal of      $450,000 cash
                                   Convertible Notes                        $450,000 and
                                   and Common Stock                         900,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
AJW Qualified Partners, LLC        Callable Secured     February, 2005      Principal of      $390,000 cash
                                   Convertible Notes                        $390,000 and
                                   and Common Stock                         780,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
AJW Partners, LLC                  Callable Secured     February, 2005      Principal of      $140,000 cash
                                   Convertible Notes                        $140,000 and
                                   and Common Stock                         280,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
New Millennium Capital Partners    Callable Secured     February, 2005      Principal of      $20,000 cash
II, LLC                            Convertible Notes                        $20,000 and
                                   and Common Stock                         40,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
Alpha Capital                      Callable Secured     February, 2005      Principal of      $200,000 cash
                                   Convertible Notes                        $200,000 and
                                   and Common Stock                         400,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
Enable Growth Partners, L.P.       Callable Secured     February, 2005      Principal of      $100,000 cash
                                   Convertible Notes                        $100,000 and
                                   and Common                               200,000 shares
                                   February,
                                   2005Stock Purchase
                                   Warrants
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Whalehaven Capital Fund Limited    Callable Secured     February, 2005      Principal of      $200,000 cash
                                   Convertible Notes                        $200,000 and
                                   and Common Stock                         400,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
Meadowbrook Opportunity Fund LLC   Callable Secured     February, 2005      Principal of      $120,000 cash
                                   Convertible Notes                        $120,000 and
                                   and Common Stock                         240,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
TCMP3 Partners                     Callable Secured     February, 2005      Principal of      $80,000 cash
                                   Convertible Notes                        $80,000 and
                                   and Common Stock                         160,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
Philip Benanti                     Common Stock         February, 2005      38,829 shares     For services
                                   Purchase Warrants                                          provided to
                                                                                              the Registrant
---------------------------------------------------------------------------------------------------------------
GunnAllen Financial                Common Stock         February, 2005      16,567            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------------------------------------------------------------------------------------
Joseph Stevens & Co., Inc.         Common Stock         February, 2005      77,657            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------------------------------------------------------------------------------------
Michele Markowitz                  Common Stock         February, 2005      10,400            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------------------------------------------------------------------------------------
Fabio Migliaccio                   Common Stock         February, 2005      4,005             For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------------------------------------------------------------------------------------
Patricia Sorbara                   Common Stock         February, 2005      10,400            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------------------------------------------------------------------------------------
Anthony St. Clair                  Common Stock         February, 2005      38,829            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------------------------------------------------------------------------------------
Anthony Varbero                    Common Stock         February, 2005      10,400            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------------------------------------------------------------------------------------
Sichenzia Ross Friedman Ference    Common Stock         April, 2005         50,000 shares     For legal
LLP                                                                                           services
                                                                                              provided to
                                                                                              the Registrant
---------------------------------------------------------------------------------------------------------------
Enable Growth Partners, L.P.       Callable Secured     April, 2005         Principal of      $100,000 cash
                                   Convertible Notes                        $100,000 and
                                   and Common                               200,000 shares
                                   February,
                                   2005Stock Purchase
                                   Warrants
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Whalehaven Capital Fund Limited    Callable Secured     April, 2005         Principal of      $200,000 cash
                                   Convertible Notes                        $200,000 and
                                   and Common Stock                         400,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
Meadowbrook Opportunity Fund LLC   Callable Secured     April, 2005         Principal of      $120,000 cash
                                   Convertible Notes                        $120,000 and
                                   and Common Stock                         240,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
TCMP3 Partners                     Callable Secured     April, 2005         Principal of      $80,000 cash
                                   Convertible Notes                        $80,000 and
                                   and Common Stock                         160,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
AJW Offshore, Ltd.                 Callable Secured     May, 2005           Principal of      $450,000 cash
                                   Convertible Notes                        $450,000 and
                                   and Common Stock                         900,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
AJW Qualified Partners, LLC        Callable Secured     May, 2005           Principal of      $390,000 cash
                                   Convertible Notes                        $390,000 and
                                   and Common Stock                         780,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
AJW Partners, LLC                  Callable Secured     May, 2005           Principal of      $140,000 cash
                                   Convertible Notes                        $140,000 and
                                   and Common Stock                         280,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
New Millennium Capital Partners    Callable Secured     May, 2005           Principal of      $20,000 cash
II, LLC                            Convertible Notes                        $20,000 and
                                   and Common Stock                         40,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
Alpha Capital                      Callable Secured     May, 2005           Principal of      $200,000 cash
                                   Convertible Notes                        $200,000 and
                                   and Common Stock                         400,000 shares
                                   Purchase Warrants
---------------------------------------------------------------------------------------------------------------
RAB American Opportunities Fund    Common Stock and     February, 2006      1,250,000         $50,000 cash
Limited                            Common Stock                             shares and
                                   Purchase Warrants                        1,250,000
                                                                            warrants
---------------------------------------------------------------------------------------------------------------
Dara Bashir Khan                   Common Stock and     February, 2006      3,750,000         $150,000 cash
                                   Common Stock                             shares and
                                   Purchase Warrants                        3,750,000
                                                                            warrants
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Scarborough Limited                Common Stock and     February, 2006      1,250,000         $50,000 cash
                                   Common Stock                             shares and
                                   Purchase Warrants                        1,250,000
                                                                            warrants
---------------------------------------------------------------------------------------------------------------
Neil Craven                        Common Stock and     February, 2006      1,250,000         $50,000 cash
                                   Common Stock                             shares and
                                   Purchase Warrants                        1,250,000
                                                                            warrants
---------------------------------------------------------------------------------------------------------------
Palmira Advisors S.C.              Common Stock and     February, 2006      2,500,000         Cancellation
                                   Common Stock                             shares and        of $100,000
                                   Purchase Warrants                        2,500,000         debt
                                                                            warrants
---------------------------------------------------------------------------------------------------------------

      * All of the above offerings and sales were deemed to be exempt under
Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

(A)      Exhibits
Exhibit
Number         Description of Exhibit
2.1            Agreement and Plan of Merger dated April 23, 2003 by and among the Registrant (formerly Alpha Virtual, Inc.), Alpha Acquisition
               Corporation and EssTec, Inc. (incorporated by reference to Exhibit 10.25 to the Registrant's current report on Form 8-K filed with the SEC on May 5, 2003).

2.2 Agreement and Plan of Merger dated November 25, 2003 by and among the Registrant (formerly Alpha Virtual, Inc.), A/V Acquisition Corporation and Veridicom, Inc. (incorporated by reference to Exhibit No. 2.1 to the Registrant's current report on Form 8-K filed with the SEC on December 10, 2003).

2.3 Agreement and Plan of Merger dated January 16, 2004 between the Registrant (formerly Alpha Virtual, Inc.), A/VII Acquisition Corporation and Veridicom, Inc. and Cavio Corporation (incorporated by reference to Exhibit 2.1 to the Registrant's current report on Form 8-K filed with the SEC on February 23,
               2004).

2.3(a) Amendment No. 1 to Agreement and Plan of Merger dated January 16, 2004 between the Registrant (formerly Alpha Virtual, Inc.), A/VII Acquisition Corporation and Veridicom, Inc. and Cavio Corporation (incorporated by reference to Exhibit 2.2 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2004).

Exhibit
Number         Description of Exhibit

3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Definitive Information Statement on Schedule 14C filed with the SEC on February 3, 2004).

3.2            Amended and Restated By-Laws (incorporated by reference to
               Exhibit 3.2 to the Registrant's Information Statement on Schedule 14C filed with the SEC on February 3, 2004).

4.1 Form of 10% Secured Convertible Notes dated as of February 25, 2005 by and between the Registrant and the Note Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.1 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.2 Form of Stock Purchase Warrant (Series A) dated as of February 25, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.2 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.3 Form of Stock Purchase Warrant (Series B) dated as of February 25, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.3 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.4 Registration Rights Agreement dated February 25, 2005 by and among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 4.4 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.5 Form of 10% Secured Convertible Notes dated as of April 29, 2005 by and between the Registrant and the Note Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.5 to the Registrant's current report on Form 8-K filed with the SEC on May 10, 2005).

4.6 Form of Stock Purchase Warrant (Series A) dated as of April 29, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.6 to the Registrant's current report on Form 8-K filed with the SEC on on May 10, 2005).

4.7 Form of Stock Purchase Warrant (Series B) dated as of April 29, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.7 to the Registrant's current report on Form 8-K filed with the SEC on on May 10, 2005).

4.8 Amendment to 10% Secured Convertible Notes by and between the Registrant and the Note Holders indicated on the signature page thereto.

5.1            Opinion of Sichenzia Ross Friedman Ference LLP

10.1 1999 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's quarterly report on Form 10-QSB for the period ended September 30, 1999).

10.2 Employment agreement dated August 15, 2003 between the Registrant and Paul Mann (incorporated by reference to Exhibit 10.2 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003).

10.3 Commercial Lease dated February 20, 2004 by and between Gastown Investment 21 Ltd. and the Registrant (formerly Alpha Virtual, Inc.) (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003).

10.4 Rental Agreement dated April 30, 2004 by and between Insignia Corporate Establishments and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003).

10.5 2004 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on June 4, 2004).

Exhibit
Number         Description of Exhibit

10.6 Securities Purchase Agreement, dated February 25, 2005, by and among the Registrant and the purchasers listed on the schedule thereto (incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

10.7 Intellectual Property Security Agreement, dated February 25, 2005, by and among the Registrant, EssTec, Inc., Veridicom, Inc., Cavio Corporation, Veridicom International (Canada), Essential Tec Pakistan (Private) Limited, Veridicom International (Europe) Limited, Veridicom KK, and the secured parties signatory thereto (incorporated by reference to Exhibit 10.2 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

21.1 List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004).

23.1           Consent of Manning Elliott, LLP

23.2           Consent of AJ. Robbins PC.

23.3           Consent of Sichenzia Ross Friedman Ference LLP (contained in
               Exhibit 5.1).

24.1           Power of Attorney (included on signature page).

      (B)      Financial Statement Schedules

      All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver in the Province of British Columbia, on June 21, 2006.



                                               Veridicom International, Inc.


                                               By: /s/ Paul Mann
                                                   -----------------------------
                                                   Paul Mann
                                                   Chief Executive Officer,
                                                   Chief Financial Officer,
                                                   Secretary and Director
                                                   (Principal Executive Officer
                                                   and Principal Financial
                                                   and Accounting Officer)

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE                         TITLE                         DATE
      ---------                         -----                         ----


    /s/ Paul Mann
--------------------------                                        June 21, 2006
        Paul Mann               Chief Executive Officer,
                                Chief Financial Officer,
                                Secretary and Director
                                (Principal Executive Officer
                                and Principal Financial
                                and Accounting Officer)


   /s/ Bill Cheung
--------------------------                                        June 21, 2006
       Bill Cheung              Director


  /s/ Jeremy Coles
--------------------------                                        June 21, 2006
      Jeremy Coles              Director


  /s/ Shannon McCallum
--------------------------                                        June 20, 2006
      Shannon McCallum          Director